                                                                     EXHIBIT 4.D




                                  $450,000,000

                                CREDIT AGREEMENT

                                   dated as of

                                JANUARY 30, 1998

                                      among

                       UNITED STATES SURGICAL CORPORATION

                            THE LENDERS PARTY HERETO

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                              AS SYNDICATION AGENT

                              THE BANK OF NEW YORK
                             AS ADMINISTRATIVE AGENT

                                       and

                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                             AS DOCUMENTATION AGENT



                                  Arranged by:

                         BancAmerica Robertson Stephens
                            BNY Capital Markets, Inc.
                          J.P. Morgan Securities, Inc.
                                       and
                      NationsBanc Montgomery Securities LLC
                                  as Arrangers

                                TABLE OF CONTENTS



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                                                ARTICLE 1
                                               DEFINITIONS

SECTION 1.01.  Definitions...................................................................          1
SECTION 1.02.  Accounting Terms and Determinations...........................................         19

                                                ARTICLE 2
                                               THE CREDITS

SECTION 2.01.  Commitments to Lend...........................................................         20
SECTION 2.02.  Method of Borrowing...........................................................         20
SECTION 2.03.  Notes.........................................................................         21
SECTION 2.04.  Maturity of Loans.............................................................         22
SECTION 2.05.  Interest Rates................................................................         22
SECTION 2.06.  Method of Electing Interest Rates.............................................         25
SECTION 2.07.  Facility Fee..................................................................         26
SECTION 2.08.  Optional Termination or Reduction of Commitments..............................         26
SECTION 2.09.  Optional Prepayments..........................................................         26
SECTION 2.10.  Mandatory Prepayments.........................................................         27
SECTION 2.11.  General Provisions as to Payments.............................................         27
SECTION 2.12.  Funding Losses................................................................         29
SECTION 2.13.  Computation of Interest and Fees..............................................         29

                                                ARTICLE 3
                                               CONDITIONS

SECTION 3.01.  Closing and First Borrowing...................................................         29
SECTION 3.02.  Second Borrowing..............................................................         32

                                                ARTICLE 4
                                     REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Corporate Existence and Power.................................................         33
SECTION 4.02.  Corporate and Governmental Authorization; No
         Contravention.......................................................................         33
SECTION 4.03.  Binding Effect................................................................         33
SECTION 4.04.  Financial Information.........................................................         33
SECTION 4.05.  Litigation....................................................................         34
SECTION 4.06.  Compliance with ERISA.........................................................         34
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SECTION 4.07.  Environmental Matters.........................................................         35
SECTION 4.08.  Taxes.........................................................................         35
SECTION 4.09.  Subsidiaries..................................................................         35
SECTION 4.10.  No Regulatory Restrictions on Borrowing.......................................         35
SECTION 4.11.  Full Disclosure...............................................................         36
SECTION 4.12.  Transaction Documents.........................................................         36
SECTION 4.13.  Other Existing Debt Documents.................................................         36
SECTION 4.14.  No Default under Other Agreements.............................................         36
SECTION 4.15.  Compliance with Laws..........................................................         37

                                                ARTICLE 5
                                                COVENANTS

SECTION 5.01.  Information...................................................................         37
SECTION 5.02.  Payment of Obligations........................................................         40
SECTION 5.03.  Maintenance of Property; Insurance............................................         41
SECTION 5.04.  Conduct of Business and Maintenance of Existence..............................         41
SECTION 5.05.  Compliance with Laws..........................................................         42
SECTION 5.06.  Inspection of Property, Books and Records.....................................         42
SECTION 5.07.  Minimum Consolidated Net Worth................................................         42
SECTION 5.08.  Leverage Ratio................................................................         42
SECTION 5.09.  Fixed Charge Coverage.........................................................         42
SECTION 5.10.  Negative Pledge...............................................................         43
SECTION 5.11.  Investments...................................................................         44
SECTION 5.12.  Dividends and Common Stock Payments...........................................         45
SECTION 5.13.  Limitation on Subsidiary Debt.................................................         46
SECTION 5.14.  Asset Sales...................................................................         46
SECTION 5.15.  Consolidation and Mergers.....................................................         47
SECTION 5.16.  Transactions with Affiliates..................................................         47
SECTION 5.17.  Prepayment of Other Debt......................................................         48
SECTION 5.18.  Other Existing Debt Documents.................................................         48
SECTION 5.19.  Use of Proceeds...............................................................         49

                                                ARTICLE 6
                                                DEFAULTS

SECTION 6.01.  Events of Default.............................................................         49
SECTION 6.02.  Notice of Default.............................................................         52
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                                       ii
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                                                ARTICLE 7
                                        THE AGENTS AND ARRANGERS

SECTION 7.01.  Appointment and Authorization.................................................         52
SECTION 7.02.  Agents and Affiliates.........................................................         52
SECTION 7.03.  Action by Agents..............................................................         53
SECTION 7.04.  Consultation with Experts; Attorneys in Fact..................................         53
SECTION 7.05.  Liability of Agents...........................................................         53
SECTION 7.06.  Indemnification...............................................................         54
SECTION 7.07.  Credit Decision...............................................................         54
SECTION 7.08.  Successor Operating Agents....................................................         54
SECTION 7.09.  Fees Payable..................................................................         55
SECTION 7.10.  Syndication Agent and Arrangers...............................................         55

                                                ARTICLE 8
                                         CHANGE IN CIRCUMSTANCES

SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair......................         55
SECTION 8.02.  Illegality....................................................................         56
SECTION 8.03.  Increased Cost and Reduced Return.............................................         56
SECTION 8.04.  Taxes.........................................................................         57
SECTION 8.05.  Base Rate Loans Substituted for Affected Fixed Rate Loans.....................         60
SECTION 8.06.  Substitution of Lender........................................................         60

                                                ARTICLE 9
                                              MISCELLANEOUS

SECTION 9.01.  Notices.......................................................................         61
SECTION 9.02.  No Waivers....................................................................         61
SECTION 9.03.  Expenses; Indemnification.....................................................         61
SECTION 9.04.  Sharing of Set-offs...........................................................         62
SECTION 9.05.  Amendments and Waivers........................................................         62
SECTION 9.06.  Successors and Assigns........................................................         63
SECTION 9.07.  Confidentiality...............................................................         65
SECTION 9.08.  No Reliance on Margin Stock...................................................         66
SECTION 9.09.  Governing Law; Submission to Jurisdiction.....................................         66
SECTION 9.10.  Counterparts; Integration; Effectiveness......................................         66
SECTION 9.11.  WAIVER OF JURY TRIAL..........................................................         67
SECTION 9.12.  COMMERCIAL TRANSACTION; WAIVER OF
         RIGHTS..............................................................................         67
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                                       iii

         Commitment Schedule

         Pricing Schedule

         EXHIBIT A - Note

         EXHIBIT B - Opinion of Counsel for the Company

         EXHIBIT C - Opinion of Special Counsel for the Documentation Agent

         EXHIBIT D - Assignment and Assumption Agreement

         EXHIBIT E - Calculation of Funding Losses

         EXHIBIT F - List of Company's Active Subsidiaries

         EXHIBIT G - List of Disclosure Documents

         EXHIBIT H - List of Existing Liens Securing Debt

         CREDIT AGREEMENT dated as of January 30, 1998 among UNITED STATES SURGICAL CORPORATION, the LENDERS party hereto, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Syndication Agent, THE BANK OF NEW YORK, as Administrative Agent and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent.

         WHEREAS, the Company is party to (i) a revolving credit agreement under which it may borrow and/or obtain letters of credit in an aggregate outstanding principal and/or face amount not to exceed $325,000,000 and (ii) a term loan agreement under which it may borrow up to $175,000,000 to finance its acquisition of Circon Corporation if and when such acquisition is consummated;

         WHEREAS, the Company wishes to obtain additional term loan financing up to $450,000,000 to finance its acquisition of (i) the capital stock of Valleylab and Vesta and (ii) the assets of certain other subsidiaries of Pfizer used in connection with Valleylab's international operations, all pursuant to the Acquisition Agreement; and

         WHEREAS, the Lenders party hereto are willing to provide such additional financing on the terms and conditions set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:



                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "ACQUISITION" means (i) the acquisition by the Company of all the outstanding capital stock of Valleylab and Vesta, (ii) the acquisition by the Company of the assets of certain other subsidiaries of Pfizer used in connection with Valleylab's international operations (iii) the assumption by the Company of certain related liabilities and (iv) the execution and delivery of certain related agreements, including a transitional services agreement and a transitional intellectual property licensing agreement, all substantially as provided in the Acquisition Agreement.

         "ACQUISITION AGREEMENT" means the Stock and Asset Purchase Agreement dated as of December 8, 1997 among Pfizer, the Asset Selling Corporations named therein and the Company.

         "ADJUSTED CONSOLIDATED NET INCOME" means, for any period, the consolidated net income of the Company and its Consolidated Subsidiaries for such period minus dividends on the Company's outstanding preferred stock accrued or paid with respect to such period.

         "ADJUSTED LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.05(b).

         "ADMINISTRATIVE AGENT" means BNY, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

         "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Company) duly completed by such Lender.

         "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Company (a "CONTROLLING PERSON") or
(ii) any Person which is controlled by or is under common control with a Controlling Person; provided that the term "AFFILIATE" shall not include (i) the Company, (ii) any Subsidiary or (iii) any Person in which the Company or a Subsidiary owns an equity interest if none of the other equity interests in such Person are owned directly or indirectly by an Affiliate. As used herein, the term "CONTROL" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGENT" means the Administrative Agent, the Documentation Agent or the Syndication Agent, as the context may require, and "AGENTS" means all of the foregoing.

         "APPLICABLE LENDING OFFICE" means, with respect to any Lender, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

         "ARRANGERS" means BancAmerica Robertson Stephens, BNY Capital Markets, Inc., J.P. Morgan Securities, Inc. and NationsBanc Montgomery Securities LLC, in their respective capacities as Arrangers of the credit facility provided hereunder.

         "ASSET SALE" means any sale of any asset by the Company or any Subsidiary, excluding (i) sales of inventory and used, surplus or worn out equipment in the ordinary course of business, (ii) sales of used, surplus or worn out operating assets in the ordinary course of business, to the extent that amounts equal to the proceeds thereof are used within 90 days of such sale to purchase similar operating assets (iii) sales of accounts and notes receivable pursuant to a Permitted Asset Securitization, (iv) sales of Temporary Cash Investments and (v) sales of assets to the Company or any Subsidiary.

         "ASSIGNEE" has the meaning set forth in Section 9.06(c).

         "AVAILABILITY PERIOD" means a period of 60 days beginning on and including the Closing Date.

         "BOFA" means Bank of America National Trust and Savings Association.

         "BASE RATE" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "BASE RATE LOAN" means a Loan which bears interest at the Base Rate pursuant to the Notice of Borrowing or an applicable Notice of Interest Rate Election or the provisions of 2.06(c) or Article 8.

         "BORROWING DATES" has the meaning set forth in Section 2.01.

         "BNY" means The Bank of New York.

         "CIRCON" means Circon Corporation, a Delaware corporation.

         "CIRCON CREDIT AGREEMENT" means the Credit Agreement dated as of September 16, 1996 among the Company, the various financial institutions party thereto and the agents party thereto, as such agreement may be amended from time to time.

         "CIRCON MERGER" means a merger of Circon into USS Acquisition Corp. or of USS Acquisition Corp. into Circon as contemplated by the Circon Tender Offer Documents.

         "CIRCON TENDER OFFER DOCUMENTS" means the Offer to Purchase for Cash All Outstanding Shares of Common Stock of Circon Corp. by USS Acquisition Corp., a wholly owned subsidiary of the Company, dated August 2, 1996, as well as the Letter of Transmittal and other tender offer materials relating thereto, as such documents may be amended, supplemented or otherwise changed from time to time.

         "CLOSING" means the closing hereunder on the Closing Date.

         "CLOSING DATE" means the date on or after the Effective Date on which all the conditions specified in or pursuant to Section 3.01 shall have been satisfied.

         "COMMITMENT" means, with respect to each Lender, the amount set forth opposite the name of such Lender on the Commitment Schedule (or, in the case of an Assignee, the portion of the transferor Lender's Commitment assigned to such Assignee pursuant to Section 9.06(c)), as such amount may be reduced from time to time pursuant to Section 2.08 or changed as a result of an assignment.

         "COMMITMENT EXPIRATION DATE" means June 9, 1998 and is the date on which the Commitments will terminate if the Closing has not occurred on or before such date.

         "COMMITMENT SCHEDULE" means the Commitment Schedule attached hereto.

         "COMMON STOCK DIVIDEND" means any dividend or other distribution on any shares of the Company's common stock (except dividends payable solely in shares of its common stock and dividends consisting solely of rights to acquire shares of its common stock).

         "COMMON STOCK PAYMENT" means any payment on account of the purchase, redemption, retirement or acquisition of (i) any shares of the Company's common stock or (ii) any option, warrant or other right to acquire shares of the Company's common stock; provided that if, pursuant to the Company's stock option plans, an optionee surrenders shares of the Company's common stock in payment of the exercise price of options then being exercised by such optionee, the acquisition by the Company of the shares so surrendered shall not constitute a "COMMON STOCK PAYMENT".

         "COMPANY" means United States Surgical Corporation, a Delaware corporation, and its successors.

         "COMPANY'S LATEST FORM 10-Q" means the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1997, as filed with the SEC pursuant to the Exchange Act.

         "COMPANY'S 1996 FORM 10-K" means the Company's annual report on Form 10-K for 1996, as filed with the SEC pursuant to the Exchange Act.

         "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the gross amount of all additions to property, plant and equipment of the Company and its Consolidated Subsidiaries for such period; provided that, if the Company acquires a going concern business, "CONSOLIDATED CAPITAL EXPENDITURES" shall not include (i) the book value of the property, plant and equipment of such business immediately before such acquisition or (ii) the amount by which such property, plant and equipment are written up in connection with such acquisition, except to the extent (if any) that the amounts referred to in the foregoing clauses (i) and (ii) are attributable to expenditures made in contemplation of such acquisition.

         "CONSOLIDATED DEBT" means at any date the sum of all Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "CONSOLIDATED EBITDA" means, for any period, the sum of (i) the consolidated net income of the Company and its Consolidated Subsidiaries for such period (excluding any extraordinary income or extraordinary charges) plus
(ii) to the extent deducted in determining such consolidated net income, the sum of:

                  (A) Consolidated Net Interest Expense;

                  (B) income taxes;

                  (C) depreciation, amortization and write-offs of assets theretofore being depreciated or amortized (or the creation or increase of reserves against such assets);

                  (D) the cost of settling lawsuits, provided that the aggregate amount added pursuant to this clause (D) with respect to all Fiscal Quarters ending after September 30, 1997 shall not exceed $25,000,000;

                  (E) non-cash charges related to real estate subject to the U.I.S. Financing Documents, provided that the aggregate amount added pursuant to this clause (E) with respect to all Fiscal Quarters ending after September 30, 1997 shall not exceed $35,000,000;

                  (F) the amount of purchased research and development expensed and the reduction in gross profits attributable to the write-up of inventory, in each case as recognized in connection with purchase accounting for the Acquisition and/or the Circon Merger; and

                  (G) the amount of purchased research and development expensed and the reduction in gross profits attributable to the write-up of inventory, in each case as recognized in connection with purchase accounting for one or more acquisitions of a going-concern business (other than the Acquisition and the Circon Merger); provided that the aggregate amount added pursuant to this clause (G) with respect to all Fiscal Quarters ending after September 30, 1997 shall not exceed $30,000,000.

         "CONSOLIDATED NET INTEREST EXPENSE" means, for any period, the interest expense (net of interest income) of the Company and its Consolidated Subsidiaries determined on a consolidated basis for such period.

         "CONSOLIDATED NET RENT EXPENSE" means, for any period, the rent expense of the Company and its Consolidated Subsidiaries under operating leases for such period, net of rental income for such period, determined on a consolidated basis.

         "CONSOLIDATED NET WORTH" means at any date the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries at such date minus, to the extent reflected therein, all Intangible Assets (other than patents, patent applications pending and patent licenses) acquired after September 30, 1992; provided that only 50% of the increase in Intangible Assets (other than patents, patent applications pending and patent licenses) resulting from the Acquisition shall be deducted as an Intangible Asset in determining Consolidated Net Worth.

         "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

         "CONSOLIDATED TOTAL CAPITAL" means at any date Consolidated Debt plus Consolidated Net Worth at such date.

         "CREDIT EXPOSURE" means, with respect to any Lender, (i) at any time prior to the Closing, the amount of its Commitment and (ii) at any time after the Closing, the aggregate outstanding principal amount of all Loans held by it (including any portion thereof in which Participants have participating interests).

         "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person as lessee which are (or are required to be) capitalized in accordance with generally accepted accounting principles, (iv) all guarantees and endorsements (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) by such Person of the Debt of other Persons and all letters of credit issued on the responsibility of such Person to support the Debt of other Persons, (v) in the case of the Company, the obligations evidenced by the North Haven Notes and (vi) with respect to obligations of such Person as lessee under any operating lease (except the North Haven Lease) under which the aggregate rental payments over the term of such lease exceed $15,000,000, the lesser of (x) the remaining unpaid rental payments due during the term of such lease or (y) six times the rental payments due under such lease during the next year. In calculating the amount of any Person's Debt for purposes hereof, the amount of any guarantee, endorsement or letter of credit referred to in clause (iv) of this definition shall be deemed to be the amount of the Debt of another Person guaranteed, endorsed or otherwise supported thereby.

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice (under this Agreement or under one or more agreements relating to Material Debt), lapse of time and/or the making of a determination by the Required Lenders would, unless cured or waived, become an Event of Default.

         "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "DOCUMENTATION AGENT" means Morgan, in its capacity as Documentation Agent hereunder, and its successors in such capacity.

         "DOLLAR" and the sign "$" mean lawful money of the United States of America.

         "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

         "DOMESTIC LENDING OFFICE" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative Agent.

         "EASTERN TIME" means eastern standard time or eastern daylight time, as appropriate.

         "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 9.10.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA GROUP" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "EURO-DOLLAR LENDING OFFICE" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Administrative Agent.

         "EURO-DOLLAR LOAN" means a Loan which bears interest at a Euro-Dollar Rate pursuant to the Notice of Borrowing or an applicable Notice of Interest Rate Election.

         "EURO-DOLLAR MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

         "EURO-DOLLAR RATE" means a rate of interest determined pursuant to
Section 2.05(b) on the basis of an Adjusted London Interbank Offered Rate.

         "EURO-DOLLAR REFERENCE BANKS" means the principal London offices of BofA, BNY, Morgan and NationsBank.

         "EURO-DOLLAR RESERVE PERCENTAGE" has the meaning set forth in Section 2.05(b).

         "EVENTS OF DEFAULT" has the meaning set forth in Section 6.01.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

         "EXISTING REVOLVING CREDIT AGREEMENT" means the Credit Agreement dated as of December 20, 1995 among the Company, the Eligible Subsidiaries referred to therein, the various financial institutions parties thereto and the various agents parties thereto, as such agreement may be amended from time to time.

         "FACILITY FEE RATE" means a rate per annum determined in accordance with the Pricing Schedule.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to BNY on such day on such transactions as determined by the Administrative Agent.

         "FISCAL QUARTER" means a fiscal quarter of the Company.

         "FISCAL YEAR" means a fiscal year of the Company.

         "GAAP" means at any time generally accepted accounting principles as then in effect in the United States, applied on a basis consistent (except for changes with which the Company's independent public accountants have concurred) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries theretofore delivered to the Lenders.

         "GROUP OF LOANS" or "GROUP" means at any time a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Euro-Dollar Loans having the same Interest Period at such time, provided that, if a Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "GUARANTEE" by any Person means, for purposes of Sections 5.16 and 5.18 only, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include the North Haven Lease. The term "GUARANTEE" used as a verb has a corresponding meaning.

         "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "INDEMNITEE" has the meaning set forth in Section 9.03(b).

         "INFORMATION MEMORANDUM" means the information memorandum dated January, 1998 furnished to the Lenders in connection with the financing hereunder.

         "INITIAL LENDER" means BNY, Morgan, BofA or NationsBank and "INITIAL LENDERS" means all of the foregoing.

         "INTANGIBLE ASSETS" means goodwill, patents, patent applications pending, patent licenses, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets (other than prepaid insurance, prepaid rent in respect of the North Haven Lease and prepaid or deferred taxes), the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "INTANGIBLE ASSETS" in accordance with GAAP.

         "INTERCOMPANY DEBT" means (i) Debt owed by the Company to any Subsidiary or (ii) Debt owed by any Subsidiary to the Company or to another Subsidiary.

         "INTEREST PERIOD" means, with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Company may elect in the applicable notice; provided that:

                  (a) any Interest Period that begins prior to the Syndication Termination Date shall (i) be for a period of one or two weeks (a "WEEKLY PERIOD") and (ii) end on or before the Syndication Termination Date;

                  (b) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless (except in the case of a Weekly Period) such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (c) any Interest Period (other than a Weekly Period) which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (d) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (d) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

         "INVESTMENT" means any investment in any Person, whether made by means of share purchase, capital contribution, loan, time deposit, contribution of assets, assumption of liabilities or otherwise; provided that the term "Investment" shall not include any acquisition of assets or assumption of liabilities by the Company as part of the Acquisition.

         "INVESTMENT GRADE STATUS" exists at any date if the Company's outstanding senior unsecured long-term debt securities (without any third-party credit enhancement) are rated BBB- or higher by S&P and Baa3 or higher by Moody's on such date; provided that, if the Company has no senior unsecured long-term debt securities outstanding at such date, such ratings may be established by letters from each of S&P and Moody's until either (i) the Company shall have received notice from either S&P or Moody's that its letter rating has been lowered below BBB- or Baa3, as the case may be, or withdrawn or (ii) either S&P or Moody's shall have refused to affirm its letter rating when asked to do so by the Administrative Agent (at the request of any Lender).

         "LENDER" means each bank or other financial institution listed on the Commitment Schedule, each Assignee which becomes a Lender pursuant to Section 9.06(c), and their respective successors.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "LOAN" means a loan made by a Bank to the Company pursuant to Section 2.01; provided that if any loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "LOAN" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.05(b).

         "MANDATORY PREPAYMENT EVENT" means (i) the incurrence of any Debt by the Company or any of its Subsidiaries (other than Debt which (x) constitutes a permitted refinancing of Debt hereunder, (y) is secured by a Lien permitted by
Section 5.10 or (z) is incurred under the Existing Revolving Credit Agreement or the Circon Credit Agreement) or (ii) the issuance of any equity securities by the

Company or any of its Subsidiaries (other than equity securities issued (x) to the Company or any of its Subsidiaries, (y) upon the exercise of employee stock options or (z) as consideration for (A) the acquisition of any Person that is not an Affiliate or (B) assets (other than cash or cash equivalents) of any Person that is not an Affiliate. The description of any transaction as falling within this definition does not affect any limitation on such transaction imposed by Article 5.

         "MATERIAL ADVERSE EFFECT" means any material adverse effect upon (i) the business, financial position, operations or properties of the Company and its Subsidiaries, taken as a whole, (ii) the rights and remedies of the Lenders or the Administrative Agent under this Agreement and the Notes, (iii) the ability of the Company to perform its obligations under this Agreement and the Notes or (iv) the benefit to the Company (as described or contemplated by the Pre-Commitment Information) of the Acquisition (taken as a whole).

         "MATERIAL DEBT" means (i) the North Haven Notes or (ii) any other Debt (except the Loans) of the Company and/or one or more Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate outstanding principal amount exceeding $10,000,000 (it being understood that no reference to Material Debt in any provision hereof shall apply to Debt described in the foregoing clause (ii) unless the relevant conditions or events described in such provision apply to Debt having an aggregate outstanding principal amount exceeding $10,000,000).

         "MATERIAL FINANCIAL OBLIGATIONS" means a principal or face amount of Debt and/or payment obligations in respect of Derivatives Obligations of the Company and/or one or more Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $10,000,000.

         "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

         "MATURITY DATE" means the earlier of (i) the date that is 364 days after the Closing Date (or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day) and (ii) March 31, 1999.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MORGAN" means Morgan Guaranty Trust Company of New York.

         "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "NATIONSBANK" means NationsBank, N.A.

         "NET CASH PROCEEDS" means, with respect to any Mandatory Prepayment Event, an amount equal to the cash proceeds received by the Company or any of its Subsidiaries from or in respect of such Mandatory Prepayment Event, less (x) any expenses reasonably incurred by such Person in respect of such Mandatory Prepayment Event and (y) if such Mandatory Prepayment Event is an Asset Sale,
(i) the principal amount of any Debt secured by a Lien on any asset disposed of in such Asset Sale and paid or to be paid in connection with such Asset Sale and
(ii) any taxes paid or to be paid by such Person (as estimated by a senior financial or accounting officer of the Company, giving effect to the overall tax position of the Company) in respect of such Asset Sale within 24 months after such Net Cash Proceeds are received.

         "NORTH HAVEN FINANCING DOCUMENTS" means (i) the Participation Agreement dated as of January 14, 1993 among the Company (as lessee), Baker Properties Limited Partnership (as owner participant), the note purchasers listed therein, State Street Bank and Trust Company of Connecticut, National Association (Owner Trustee) and Norwest Bank Minnesota, National Association (successor Indenture Trustee) and (ii) each of the "OPERATIVE DOCUMENTS" referred to therein, in each case as in effect from time to time.

         "NORTH HAVEN LEASE" means the Lease Agreement dated as of January 14, 1993 between State Street Bank and Trust Company of Connecticut, National Association (Owner Trustee), as lessor, and the Company, as lessee, as in effect from time to time.

         "NORTH HAVEN NOTES" means the notes outstanding from time to time under the Trust Indenture, Assignment of Leases, Open-End Mortgage and Security Agreement dated as of January 14, 1993 between State Street Bank and Trust Company of Connecticut, National Association (Owner Trustee) and Norwest Bank Minnesota, National Association (successor Indenture Trustee), as in effect from time to time.

         "NOTES" means promissory notes of the Company, substantially in the form of Exhibit A hereto, evidencing the obligation of the Company to repay the Loans, and "NOTE" means any one of such promissory notes issued hereunder.

         "NOTICE OF BORROWING" has the meaning set forth in Section 2.02.

         "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section 2.06.

         "OPERATING AGENT" means the Administrative Agent or the Documentation Agent and "OPERATING AGENTS" means both of the foregoing.

         "OTHER EXISTING DEBT DOCUMENTS" means the North Haven Financing Documents and the U.I.S. Financing Documents.

         "OTHER SCHEDULED DEBT PAYMENTS" means, for any period, the aggregate amount (without duplication) of (a) all scheduled repayments of principal (including the principal component of scheduled payments of rent under capital leases) required to be made by the Company and its Consolidated Subsidiaries during such period with respect to Debt of the types described in clauses (i),
(ii) and (iii) of the definition of "DEBT" and (b) all scheduled payments of principal and interest required to be made in cash with respect to the North Haven Notes during such period (but only to the extent that such scheduled payments exceed the amount included in Consolidated Net Rent Expense for such period in respect thereof), but excluding payments in respect of the North Haven Notes that result from payments of contingent rent under the North Haven Lease.

         "PARENT" means, with respect to any Lender, any Person controlling such Lender.

         "PARTICIPANT" has the meaning set forth in Section 9.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERMITTED ASSET SECURITIZATION" means a sale or other disposition by the Company of its accounts and notes receivable in a transaction permitted by
Section 5.14(c).

         "PERMITTED TEMPORARY CASH INVESTMENT" means any Investment in:

                  (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof,

                  (ii) direct obligations of the Commonwealth of Puerto Rico or any agency thereof or any authority organized under the laws thereof, provided in each case that such obligation is, at the time of acquisition thereof, rated BBB+ or better by S&P or Baa1 or better by Moody's,

                  (iii) commercial paper rated, at the time of acquisition thereof, A-1 or better by S&P and P-1 or better by Moody's,

                  (iv) time deposits with, including certificates of deposit issued by, any office located in the United States of any Eligible Bank,

                  (v) repurchase agreements with respect to investments described in clauses (i), (iii) and (iv) above, entered into with an office located in the United States of any Eligible Bank or any financial institution whose short term obligations are at the time rated A-2 or better by S&P and P-2 or better by Moody's,

                  (vi) time deposits with, including certificates of deposit issued by, any office located in Puerto Rico of Banco Popular de Puerto Rico, Banco Santander Puerto Rico or any Eligible Bank, or

                  (vii) shares of an investment company with an aggregate net asset value of not less than $500,000,000, the investments of which are limited to short-term direct obligations of the United States or obligations backed by short-term direct obligations of the United States, provided that (x) each such Investment (other than an Investment permitted by clause (ii) or (vi) above) matures within one year from the date of acquisition thereof and (y) each Investment permitted by clause (ii) or (vi) above matures within five years from the date of acquisition thereof. As used in this definition, the term "ELIGIBLE BANK" means any bank or trust company which shall have a combined capital, surplus and undivided profits of not less than $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof, rated A or better by S&P and A or better by Moody's.

         "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PFIZER" means Pfizer Inc., a Delaware corporation.

         "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "PRE-COMMITMENT INFORMATION" means (i) the information contained in the documents listed on Exhibit G hereto, (ii) statements made by Responsible Officers on behalf of the Company as part of the formal presentation (including the question and answer period) to potential lenders hereunder at a meeting held in New York City on January 20, 1998, and (iii) any other written information in respect of the Company, its Subsidiaries or the Acquisition provided to any Agent or Lender by a Responsible Officer on behalf of the Company during the period from November 1, 1997 to January 30, 1998.

         "PREFERRED DIVIDENDS" means, for any period, all dividends declared by the Company during such period with respect to its preferred stock.

         "PRICING LEVEL" has the meaning set forth in the Pricing Schedule.

         "PRICING PERIOD" has the meaning set forth in the Pricing Schedule.

         "PRICING RATIO" has the meaning set forth in the Pricing Schedule.

         "PRICING SCHEDULE" means the Pricing Schedule attached hereto.

         "PRIME RATE" means the rate of interest publicly announced by BNY in New York City from time to time as its prime commercial lending rate. The Prime Rate is not necessarily the best or lowest rate of interest offered by BNY.

         "QUARTERLY PAYMENT DATE" means the last Euro-Dollar Business Day of each March, June, September and December during the period from the Effective Date to the Maturity Date.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REQUIRED LENDERS" means at any time Lenders having at least 60% of the aggregate amount of the Credit Exposures at such time.

         "RESPONSIBLE OFFICER" means the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer, the general counsel or any other officer of the Company whose responsibilities include the administration of the transactions contemplated by this Agreement.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies.

         "SEC" means the Securities and Exchange Commission.

         "SUBSIDIARY" means, at any time, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

         "SUBSTANTIALLY WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" means any Consolidated Subsidiary at least 98% of the shares of capital stock or other ownership interests of which are at the time directly or indirectly owned by the Company.

         "SYNDICATION AGENT" means Bank of America National Trust and Savings Association, in its capacity as syndication agent for this credit facility.

         "SYNDICATION TERMINATION DATE" means the date on which the Arrangers shall have informed the Company that the syndication contemplated by the four page letter dated as of November 21, 1997 signed by the Company, the Initial Lenders and the Arrangers has been completed.

         "TRADENAME AND TRADEMARK LICENSE AGREEMENT" means the Tradename and Trademark License Agreement dated as of December 8, 1997 between Pfizer and the Company.

         "TRANSACTION DOCUMENTS" means the Acquisition Agreement, the Tradename and Trademark License Agreement and the Transitional Services Agreement.

         "TRANSITIONAL SERVICES AGREEMENT" means the Transitional Services Agreement dated as of December 8, 1997 between Pfizer and the Company.

         "U.I.S. FINANCING DOCUMENTS" means (i) the financing lease among Union pour le Financement d'Immeubles de Societes (Association for the Financing of Commercial Buildings or "U.I.S.") and Societe pour le Financement des Immeubles d'Entreprise FINABAIL (Corporation for the Financing of Commercial Buildings or "FINABAIL") together, as Lessor, A.S.E. PARTNERS ("ASE"), as Lessee, and the Company, as Guarantor, governed by the favorable regime applicable to SICOMIs (Societe Immobilieres pour le Commerce et l'Industrie), with respect to the DC Building (as defined therein) dated January 4, 1994; (ii) the financing lease among U.I.S. and FINABAIL together, as Lessor,

ASE, as Lessee, and the Company, as Guarantor, governed by the common-law regime, with respect to the H.Q. Building (as defined therein) dated January 4, 1994; and (iii) the side agreement dated January 4, 1994 between FINABAIL, U.I.S., ASE and the Company, as Guarantor.

         "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "UNITED STATES" means the United States of America, including the States thereof and the District of Columbia, but excluding its territories and possessions.

         "VALLEYLAB" means Valleylab, Inc., a Colorado corporation.

         "VESTA" means Vesta Medical Inc., a California corporation.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP; provided that, if the Company notifies the Documentation Agent that the Company wishes to amend any provision of the Pricing Schedule and/or any covenant in
Article 5 to eliminate the effect of any change in GAAP on the calculation of the Pricing Ratio and/or on the operation of such covenant (or if the Documentation Agent notifies the Company that the Required Lenders wish to amend any such provision and/or any such covenant for such purpose), then the Pricing Ratios shall be calculated and/or the Company's compliance with such covenant shall be determined on the basis of GAAP as in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision and/or covenant is amended in a manner satisfactory to the Company and the Required Lenders. Subject to the foregoing proviso, the amounts used to determine the Company's compliance with the financial covenants contained herein shall be the amounts that are (or will be) set forth or otherwise reflected in the Company's consolidated financial statements prepared in accordance with GAAP.

                                            ARTICLE 2
                                           THE CREDITS

         SECTION 2.01. Commitments to Lend. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Company, on the Closing Date and, if the Company so elects, one other date during the Availability Period (the "Borrowing Dates"), an aggregate amount not to exceed the amount of such Lender's Commitment. The aggregate amount lent by all the Lenders hereunder on either Borrowing Date may, at the Company's election, comprise a single Group of Loans or be subdivided into two or more Groups of Loans. Each such Group of Loans shall (i) be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 and (ii) be borrowed from the several Lenders ratably in proportion to their respective Commitments. No new Loans shall be made hereunder after the end of the Availability Period. The Commitments are not revolving in nature, and amounts repaid or prepaid may not be reborrowed.

         SECTION 2.02. Method of Borrowing. (a) The Company shall give the Administrative Agent notice (a "NOTICE OF BORROWING") not later than 10:00 a.m. (Eastern Time) on (x) the applicable Borrowing Date, if all the Loans to be made on such Borrowing Date are to be made initially as Base Rate Loans, or (y) the third Euro-Dollar Business Day before the applicable Borrowing Date, if any of the Loans to be made on such Borrowing Date are to be made initially as Euro-Dollar Loans, in either case specifying:

          (i) the Borrowing Date, which shall be a Domestic Business Day if all the Loans are to be made initially as Base Rate Loans or a Euro-Dollar Business Day if any of the Loans to be made on such Borrowing Date are to be made initially as Euro-Dollar Loans;

         (ii) the aggregate amount to be borrowed on such Borrowing Date and, if the Loans are to be subdivided initially into two or more Groups of Loans, the aggregate amount of each such Group of Loans;

        (iii) whether each such Group of Loans is to bear interest initially at the Base Rate or a Euro-Dollar Rate; and

         (iv) with respect to each such Group of Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          (b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of each Group of Loans specified therein, and such Notice of Borrowing shall not thereafter be revocable by the Company. If all the Loans to be made on a Borrowing Date are to be made initially as Base Rate Loans, the Administrative Agent shall give such notice to each Lender as promptly as practicable and in any event not later than 11:00 A.M. (Eastern Time) on such Borrowing Date.

          (c) Not later than 12:00 Noon (Eastern Time) on each Borrowing Date, each Lender shall make available its ratable share of the aggregate amount to be borrowed on such Borrowing Date, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in
Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Company at the Administrative Agent's aforesaid address.

          (d) Unless the Administrative Agent shall have received notice from a Lender prior to a Borrowing Date that such Lender will not make available to the Administrative Agent such Lender's share of the aggregate amount to be borrowed on such Borrowing Date, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on such Borrowing Date in accordance with subsection (c) of this Section and the Administrative Agent may, in reliance upon such assumption, make a corresponding amount available to the Company on such Borrowing Date. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Company severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from such Borrowing Date to the date such amount is repaid to the Administrative Agent, at (i) in the case of the Company, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to
Section 2.05 and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loans for purposes of this Agreement.

         SECTION 2.03. Notes. (a) The Loans of each Lender shall be evidenced by a single Note payable to the order of such Lender for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Lender's Loans.

          (b) Each Lender may, by notice to the Company and the Administrative Agent, request two separate Notes to evidence its Base Rate Loans and its Euro-Dollar Loans, respectively. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "NOTE" of such Lender shall be deemed to refer to and include either or both of such Notes, as the context may require.

          (c) Upon receipt of each Lender's Note pursuant to Section 3.01(a), the Documentation Agent shall forward such Note to such Lender. Each Lender shall record the date, amount and type of each Loan made by it and the date and amount of each payment of principal made by the Company with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Notes. Each Lender is hereby irrevocably authorized by the Company so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

         SECTION 2.04. Maturity of Loans. Each Loan shall mature, and the principal amount thereof and any unpaid interest accrued thereon shall be due and payable, on the Maturity Date.

         SECTION 2.05. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made (or converted to a Base Rate Loan) until it becomes due (or is converted to a Euro-Dollar Loan), at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on the date such principal amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

          (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         The "ADJUSTED LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

         The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in Dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion Dollars in respect of "EUROCURRENCY LIABILITIES" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to the sum of 2% plus the Euro-Dollar Margin for such day plus the higher of (i) the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in Dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage and (ii) the Adjusted London Interbank Offered

Rate applicable to such Euro-Dollar Loan immediately before such payment was due; provided that, if the circumstances described in clause (a) or (b) of
Section 8.01 shall exist, the rate per annum applicable to such overdue amount for each such day shall be equal to the sum of 2% plus the Base Rate for such day.

          (d) Within 45 days after the end of each Fiscal Quarter, the Company will notify the Administrative Agent and each Lender of the Pricing Ratio determined as of the end of such Fiscal Quarter and the Pricing Level to be applicable during the Pricing Period that begins 46 days after the end of such Fiscal Quarter. The Administrative Agent will rely on such notification in determining interest rates and fees hereunder for such Pricing Period, unless and until the Administrative Agent determines (on the basis of financial statements of the Company subsequently delivered or otherwise) that a different Pricing Level (the "CORRECTED PRICING LEVEL") is applicable during such Pricing Period, in which event the Administrative Agent shall thereafter determine interest rates and fees for such Pricing Period based on the Corrected Pricing Level. If any interest or fees accrue during such Pricing Period and are paid before the Administrative Agent determines that the Pricing Level should be corrected as aforesaid, the Administrative Agent shall notify the Company and the Lenders of the amount of any resulting underpayment or overpayment. In the case of an underpayment, the Company shall, within three Domestic Business Days after receiving such notice thereof, pay the amount thereof to the Administrative Agent for the account of the relevant Lenders. In the case of an overpayment, the amount thereof shall be credited against subsequent payments of interest and fees payable hereunder for the account of the relevant Lenders, all as determined by the Administrative Agent.

          (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Company and the Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

         SECTION 2.06. Method of Electing Interest Rates. (a) Each Group of Loans specified in a Notice of Borrowing shall bear interest initially at the type of rate specified by the Company for such Group of Loans in the such Notice of

Borrowing. Thereafter, the Company may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8), as follows:

                  (i) if such Loans are Base Rate Loans, the Company may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; or

                  (ii) if such Loans are Euro-Dollar Loans, the Company may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Administrative Agent at least three Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such notice applies, and the remaining portion to which it does not apply, are each at least $5,000,000.

          (b)   Each Notice of Interest Rate Election shall specify:

                  (i) the Group of Loans (or portion thereof) to which such notice applies;

                  (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

                  (iii) if the Loans comprising such Group are to be converted to Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

                  (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

          (c) Upon receipt of a Notice of Interest Rate Election from the Company pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Lender of the contents thereof and such notice shall not thereafter be revocable by the Company. If the Company fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Euro-Dollar Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

         SECTION 2.07. Facility Fee. The Company shall pay to the Administrative Agent for the account of the Lenders ratably a facility fee at the Facility
Fee Rate. Such facility fee shall accrue (i) for each day from and including the Effective Date to the last day of the Availability Period, on the aggregate amount of the Commitments on such day and (ii) for each day from and including the last day of the Availability Period to but excluding the date the Loans shall be repaid in their entirety, on the aggregate outstanding principal amount of the Loans on such day. Such facility fee shall be payable quarterly in arrears on each Quarterly Payment Date and on the date the Loans shall be repaid in their entirety (or, if the Commitments terminate before any Loans are made, on the date of such termination).

         SECTION 2.08. Optional Termination or Reduction of Commitments. At any time before the end of the Availability Period, the Company may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the unused portions of the Commitments or (ii) ratably reduce the unused portions of the Commitments by an aggregate amount of $5,000,000 or a larger multiple of $1,000,000. Upon any such termination or reduction, the Administrative Agent shall promptly notify each Lender thereof. Any unpaid facility fees which have theretofore accrued on such terminated or reduced portions of Commitments shall be due and payable on the date of such termination or reduction, as the case may be.

         SECTION 2.09. Optional Prepayments. (a) The Company may, upon at least
(i) one Domestic Business Day's notice to the Administrative Agent, in the case of the Group of Base Rate Loans, or (ii) three Euro-Dollar Business Days' notice to the Administrative Agent, in the case of any Group of Euro-Dollar Loans, prepay the Loans comprising such Group of Loans, in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with interest and facility fees accrued thereon to the date of prepayment. Each such prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Group of Loans. In connection with any such prepayment of Euro-Dollar Loans, the Company shall comply with the provisions of Section 2.12, if applicable.

          (b) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment and such notice shall not thereafter be revocable by the Company.

         SECTION 2.10. Mandatory Prepayments. (a) If, at any time after the date hereof, the Company or any of its Subsidiaries shall receive any Net Cash Proceeds of a Mandatory Prepayment Event, the Company shall forthwith prepay the Loans in an aggregate principal amount equal to 100% of such Net Cash Proceeds; provided that

          (i) if the aggregate principal amount of the Loans required to be prepaid on any date pursuant to this Section is less than $1,000,000, such prepayment shall be deferred until the aggregate principal amount of the Loans required to be prepaid pursuant to this Section (including such deferred amount) is not less than $1,000,000 and

         (ii) if any such prepayment requires Euro-Dollar Loans or portions thereof to be prepaid before the last day of the related Interest Period, the Company shall comply with Section 2.12, in connection therewith.

          (b) If (i) the aggregate amount borrowed hereunder during the Availability Period exceeds the aggregate amount actually paid by the Company in cash within 120 days after the Closing Date to finance the Acquisition and to pay fees and expenses incurred in connection therewith and (ii) the amount of such excess is greater than $5,000,000, the Company shall, on the last day of the first Interest Period ending at least 10 days after the end of such 120-day period, prepay Loans in an aggregate principal amount equal to the amount of such excess (rounded to the nearest $100,000).

          (c) The Company shall give the Administrative Agent at least five Euro-Dollar Business Days' notice of each prepayment required pursuant to this Section.

         SECTION 2.11. General Provisions as to Payments. (a) The Company shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (Eastern Time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Lender its ratable share (if any) of each such payment received by the Administrative Agent for the account of the Lenders. Whenever any payment of principal of, or interest on, the Base

Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Lenders hereunder that the Company will not make such payment in full, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Company shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate for such day.

          (c) If the Administrative Agent receives any payment for the account of one or more Lenders before 12:00 Noon (Eastern Time) on any Domestic Business Day and fails to distribute such payment to such Lenders before the end of such Domestic Business Day, the Administrative Agent shall pay to each such Lender interest on its share of such payment, for each day from and including such Domestic Business Day to but excluding the Domestic Business Day on which the Administrative Agent distributes such payment, at the Federal Funds Rate for such day. If the Administrative Agent receives any payment for the benefit of one or more Lenders at or after 12:00 Noon (Eastern Time) on any Domestic Business Day and fails to distribute such payment to such Lenders before the end of the next succeeding Domestic Business Day, the Administrative Agent shall pay to each such Lender interest on its share of such payment, for each day from and including such next succeeding Domestic Business Day to but excluding the Domestic Business Day on which the Administrative Agent distributes such payment, at the Federal Funds Rate for such day.

          (d) If the Company makes any payment to the Administrative Agent for the account of one or more Lenders at or after 12:00 Noon (Eastern Time) on any Domestic Business Day and the Administrative Agent fails to distribute such payment to such Lenders before the end of such Domestic Business Day, the Company shall be deemed to have made such payment on the next succeeding Domestic Business Day.

         SECTION 2.12. Funding Losses. If the Company makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted to a Base Rate Loan (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.05(c), or if the Company fails to borrow, prepay, convert into or continue any Euro-Dollar Loans after notice has been given to any Lender in accordance with Section 2.02(b), 2.06(c) or 2.09(b), the Company shall pay to each Lender within 15 days after demand an amount calculated as provided in Exhibit E hereto to compensate such Lender for any loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties; provided that such Lender shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.13. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                    ARTICLE 3


                                   CONDITIONS

         SECTION 3.01. Closing and First Borrowing. The obligation of any Lender to make any Loan hereunder on the Closing Date is subject to the satisfaction of the following conditions precedent on or before the Commitment Expiration Date:

                  (a) the Documentation Agent shall have received a duly executed Note for the account of each Lender dated on or before the Closing Date and complying with the provisions of Section 2.03;

                  (b) the Existing Revolving Credit Agreement shall have been amended by an amendment substantially in the form distributed to the Lenders on January 28, 1998;

                  (c) the Circon Credit Agreement shall have been amended by an amendment substantially in the form distributed to the Lenders on January 28, 1998;

                  (d) the Administrative Agent shall have received all fees and expenses due and payable on or before the Closing Date under this Agreement;

                  (e) the Administrative Agent shall have received a Notice of Borrowing as required by Section 2.02;

                  (f) the Documentation Agent shall have received a certificate dated the Closing Date and signed by a Responsible Officer to the effect that:

                       (i) all conditions specified in the Transaction Documents
                  to the Company's obligation to consummate the Acquisition (except conditions relating to the purchase of assets located in France, Belgium, Germany or Japan) have been met (without any amendment, waiver or other modification thereof unless the Initial Lenders shall have consented to such waiver or modification) and the Acquisition is being consummated concurrently with the Closing hereunder;

                      (ii) all necessary licenses, permits and governmental and
                  third party filings, consents and approvals for the Acquisition (except those required in connection with the purchase of assets located in France, Germany or Japan) have been obtained and remain in full force and effect;

                     (iii) no development or change shall have occurred in any
                  matter described in the Pre-Commitment Information that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

                      (iv) the Acquisition and the financing thereof comply in
                  all material respects with all applicable laws and regulations (including, without limitation, all applicable margin and other regulations promulgated by the Board of Governors of the Federal Reserve System);

                           (v) the aggregate amount of the Loans does not exceed
                  (A) the aggregate amount payable in cash by the Company on the

                  Closing Date to consummate the Acquisition plus (B) the aggregate amount (as reasonably estimated by the Company) of all fees and transaction expenses to be paid by the Company in connection with the Acquisition;

                       (vi) immediately before and after the Closing no Default
                  shall have occurred and be continuing; and

                       (vii) the representations and warranties of the Company
                  contained in this Agreement are true on and as of the Closing Date, both immediately before and immediately after the Closing; provided that (x) such certification is made only to the best of the Company's knowledge insofar as it relates to Valleylab or Vesta or the businesses to be acquired in the Acquisition and (y) any representation or warranty contained in the first and fourth sentences of Section 4.13 shall be true only in all material respects;


                  (g) the Documentation Agent shall not have received notice from any Lender stating that such Lender has determined in good faith that:

                       (i) any action, suit, investigation, litigation or
                  proceeding is pending or threatened in any court or before any arbitrator or governmental authority or regulatory agency or authority that could reasonably be expected to have a Material Adverse Effect;

                      (ii) any law or regulation applies to any aspect of the
                  Acquisition that restrains, prevents or imposes one or more materially adverse conditions on any aspect of the Acquisition or the operation of the businesses to be acquired pursuant thereto; or

                       (iii) any statement made in the certificate of a
                  Responsible Officer referred to in clause (f) above is not correct;

         or any such notice received by the Documentation Agent shall have been withdrawn;

                  (h) the Documentation Agent shall have received an opinion of Thomas Bremer, Esq., counsel for the Company, dated the Closing Date and substantially in the form of Exhibit B hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request;

                  (i) the Documentation Agent shall have received an opinion of Davis Polk & Wardwell, special counsel for the Operating Agents, dated the Closing Date and substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request; and

                  (j) the Documentation Agent shall have received all other documents that the Documentation Agent may reasonably request relating to the existence of the Company, the corporate authority for and the validity of the Transaction Documents, this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Documentation Agent.

Promptly after the Closing occurs, the Documentation Agent shall notify the Company and the Lenders of the Closing Date, and such notice shall be conclusive and binding on all parties hereto. If the Closing does not occur on or before the Commitment Expiration Date, the Commitments shall terminate at the close of business on such date and all unpaid facility fees accrued to such date shall be due and payable on such date.

         SECTION 3.02. Second Borrowing. The obligation of any Lender to make a Loan on the second Borrowing Date (if any) is subject to the satisfaction of the following conditions:

                  (a) the Closing Date shall have occurred;

                  (b) such Borrowing Date is the first day of an Interest Period for Loans outstanding on such date;

                  (c) the Administrative Agent shall have received a Notice of Borrowing as required by Section 2.02; and

                  (d) the Documentation Agent shall have received a certificate dated such Borrowing Date and signed by a Responsible Officer to the effect that:

                           (i) immediately before and after the making of such
                  Loan, no Default shall have occurred and be continuing; and

                           (ii) the representations and warranties of the
                  Company contained in this Agreement are true on and as of such Borrowing Date, both immediately before and immediately after the making of such Loan, except to the extent that any such representation or warranty is limited to a particular date or dates, in which case such representation or warranty was true on and as of such date or dates; provided that (x) such certification is made only to the best of the Company's knowledge insofar as it relates to Valleylab or Vesta or the businesses to be acquired in the Acquisition and (y) any representation or warranty contained in the first and fourth sentences of Section 4.13 shall be true only in all material respects.



                                   ARTICLE 4


                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants that:

         SECTION 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution and delivery by the Company of the Transaction Documents, this Agreement and the Notes and the consummation by the Company of the transactions contemplated thereby are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing (except filings under the Exchange Act) with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

         SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Company, in each case enforceable in accordance with its terms subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

         SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1996 and the related consolidated statements of operations, cash flows and changes in stockholders' equity for the Fiscal Year then ended, reported on by Deloitte & Touche LLP and set forth in the Company's 1996 Form 10-K, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

          (b) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of September 30, 1997 and the related unaudited consolidated statements of operations, cash flows and changes in stockholders' equity for the nine months then ended, set forth in the Company's Latest Form 10-Q, a copy of which has been delivered to each of the Lenders, fairly present, on a basis consistent with the financial statements referred to in subsection
(a) of this Section, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine-month period (subject to normal year-end adjustments).

          (c) Since September 30, 1997 there has been no material adverse change in the business, financial position, operations or properties of the Company and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.05. Litigation. Except as disclosed in the Company's 1996 Form 10-K or the Company's Latest Form 10-Q, there is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to result in an adverse decision that would have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of this Agreement or any of the Notes.

         SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA after January 1, 1988 other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial position, operations or properties of the Company and its Subsidiaries, considered as a whole.

         SECTION 4.08. Taxes. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except any such assessment that is being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

         SECTION 4.09. Subsidiaries. Each of the Company's corporate Subsidiaries (except inactive Subsidiaries) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. All of the Company's active Subsidiaries are listed on Exhibit F hereto (which may be amended from time to time by notice from the Company to each of the Lenders).

         SECTION 4.10. No Regulatory Restrictions on Borrowing. The Company is not subject to any provision of the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1955, as amended, the Interstate Commerce Act, as amended, or any other law or regulation that limits the incurrence of debt by companies engaged in a specific type of business or having other specific characteristics.

         SECTION 4.11. Full Disclosure. The Pre-Commitment Information (other than financial forecasts and projections) is, and all information (other than financial forecasts and projections) hereafter furnished by a Responsible Officer in writing to any of the Agents for purposes of or in connection with this Agreement or the Acquisition will be, true and accurate in all material respects on the date as of which such information is stated or certified. All financial forecasts and projections contained in the Pre-Commitment Information were, and all financial forecasts and projections hereafter furnished by a Responsible Officer in writing to any of the Agents for purposes of or in connection with this Agreement or the Acquisition will be, prepared by the Company in good faith based on assumptions believed by the Company, at the time such financial forecasts and/or projections were or hereafter are prepared, to be reasonable. The Company has disclosed to the Lenders in writing any and all facts (other than facts affecting the health care business generally) which materially and adversely affect, or are reasonably likely to materially and adversely affect (to the extent the Company can now reasonably foresee), the business, financial position, operations or properties of the Company and its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement and the Notes.

         SECTION 4.12. Transaction Documents. The Agents and the Initial Lenders have received a true and correct copy of each Transaction Document as in effect on the Closing Date. Each of the Transaction Documents is a valid and binding agreement of the parties thereto (except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity) and is in full force and effect. The Company is not in default in any material respect under any of the provisions of any of the Transaction Documents.

         SECTION 4.13. Other Existing Debt Documents. Each copy of an Other Existing Debt Document heretofore delivered by the Company to any of the Agents or the Lenders is a complete and correct copy of such Other Existing Debt Document as in effect on the Closing Date. Each of the Other Existing Debt Documents is a valid and binding agreement of the parties thereto (except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity) and is in full force and effect. No condition or event has occurred and is continuing which constitutes an event of default under any of the Other Existing Debt Documents. No condition or event has occurred and is continuing which with the giving of notice or lapse of time would, unless cured or waived, become an event of default under any of the Other Existing Debt Documents.

         SECTION 4.14. No Default under Other Agreements. Neither the Company nor any Subsidiary is a party to any indenture, loan agreement, credit agreement, lease or other agreement or instrument (excluding this Agreement, the Transaction Documents, the Circon Tender Offer Documents and the Other Existing Debt Documents) or subject to any charter or corporate restriction, in each case which could reasonably be expected to have a material adverse effect on the business, financial position, operations or properties of the Company and its Subsidiaries, considered as a whole, or the ability of the Company to perform its obligations under this Agreement and the Notes. Neither the Company nor any Subsidiary is in default under any of the provisions of any indenture, loan agreement, credit agreement, lease or other agreement or instrument to which it is party which default could reasonably be expected to have a material adverse effect on the business, financial position, operations or properties of the Company and its Subsidiaries, considered as a whole.

         SECTION 4.15. Compliance with Laws. The Company and each Subsidiary is in compliance in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental Laws and the rules and regulations thereunder), except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) failures to comply therewith, in the aggregate, could not reasonably be expected to have a material adverse effect on the business, financial position, operations or properties of the Company and its Subsidiaries, considered as a whole.



                                    ARTICLE 5


                                    COVENANTS

         The Company agrees that, so long as any Lender has any Commitment hereunder or any amount payable under any Note remains unpaid:

         SECTION 5.01.  Information.  The Company will deliver to each of the
Lenders:

                  (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, cash flows and changes in stockholders' equity for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all audited by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing and accompanied by an opinion of such auditors (without any qualification that would not be acceptable to the SEC for purposes of filings under the Exchange Act);

                  (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related consolidated statements of operations, cash flows and changes in stockholders' equity for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in the case of such consolidated statements of operations, cash flows and changes in stockholders' equity in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer, the treasurer or the principal accounting officer of the Company;

                  (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the Company, signed by its chief financial officer, treasurer or principal accounting officer, (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.07 to 5.14, inclusive, on the date of such financial statements; (ii) setting forth in reasonable detail the calculation of the Pricing Ratio to be determined as of the date of such financial statements and (iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  (d) as soon as available and in any event within 45 days after the end of each Fiscal Quarter, the notice required by Section 2.05(d) with respect to the Pricing Ratio determined as of the end of such Fiscal Quarter and the Pricing Level to be applicable for the next Pricing Period;

                  (e) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which audited and reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed under Sections 5.07 to 5.14, inclusive, on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

                  (f) within five Domestic Business Days after any Responsible Officer obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, the treasurer or the principal accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  (g) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

                  (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto (unless requested by any Lender) and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the SEC;

                  (i) unless Investment Grade Status exists at the time, as soon as available and in any event on or before March 31 of each Fiscal Year, a budget for such Fiscal Year, approved by the Company's board of directors, setting forth anticipated income, expense and capital expenditure items for each Fiscal Quarter during such Fiscal Year, and concurrently with the delivery of financial statements for each such Fiscal Quarter pursuant to clauses (a) and (b) above, a report setting forth a detailed comparison to such budget; provided that, if such a budget has not been prepared and approved by the Company's board of directors before January 31 of such Fiscal Year, projections of such items for such Fiscal Year shall be delivered pursuant to this clause
         (i) no later than January 31 of such Fiscal Year (to be replaced by the approved budget when delivered);

                  (j) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "REPORTABLE EVENT" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer, the treasurer or the principal accounting officer of the Company setting forth the details as to such occurrence and the action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

          (k) as soon as reasonably practicable after any Responsible Officer obtains knowledge of the commencement of, or of a threat (with respect to which there is a reasonable likelihood of assertion) of the commencement of, an action, suit or proceeding against the Company or any Subsidiary before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could reasonably be expected to materially adversely affect the business, financial position, operations or properties of the Company and its Subsidiaries considered as a whole, or which in any manner questions the validity or enforceability of this Agreement or any of the Notes, information as to the nature of such pending or threatened action, suit or proceeding and any material developments from time to time with respect thereto;

          (l) upon execution thereof, a copy of each amendment, waiver or other document modifying the Existing Revolving Credit Agreement, the Circon Credit Agreement or any Other Existing Debt Document; and

                  (m) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Documentation Agent, at the request of any Lender, may reasonably request.

         SECTION 5.02. Payment of Obligations. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same are contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

         SECTION 5.03. Maintenance of Property; Insurance. (a) The Company will keep, and will cause each Subsidiary to keep, all of its property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (b) The Company will maintain, and will cause each Subsidiary to maintain, to the extent commercially available, with financially sound and reputable insurers, (i) physical damage insurance on all of its real and personal property on an all risks basis (including the perils of flood and earthquake, if such insurance is available on reasonable terms), covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense, (ii) general public liability insurance (including product liability coverage) in an amount not less than $50,000,000 and (iii) such other insurance coverage in such amounts and with respect to such risks as the Required Lenders may reasonably request; provided that the Company and its Subsidiaries may self-insure against, and/or such insurance may provide for deductibles with regard to, hazards and risks with respect to which, and in such amounts as, the Company in good faith determines to be prudent, but only so long as the aggregate of all such deductibles and self-insurance applicable with respect to any Fiscal Year under all such insurance required under clauses (i) and (ii) above does not exceed 4% of Consolidated Net Worth at the end of the immediately preceding Fiscal Year.

         SECTION 5.04. Conduct of Business and Maintenance of Existence. The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, their respective existences and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section shall prohibit (i) the merger of a Subsidiary into the Company, if immediately after such merger no Default shall have occurred and be continuing,
(ii) the merger or consolidation of a Subsidiary with or into a Person other than the Company, if the corporation surviving such consolidation or merger is a Subsidiary and, immediately after giving effect thereto, no Default shall have occurred and be continuing or (iii) the termination of the existence of any Subsidiary or any of the rights, privileges and franchises of the Company or any Subsidiary if, in each case, the Company in good faith determines that such termination is in the best interest of the Company and is not materially disadvantageous to the Lenders.

         SECTION 5.05. Compliance with Laws. The Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) failures to comply therewith, in the aggregate, could not reasonably be expected to have a material adverse effect on the business, financial position, operations or properties of the Company and its Subsidiaries, considered as a whole.

         SECTION 5.06. Inspection of Property, Books and Records. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Subject to the Company's normal security procedures, the Company will permit, and will cause each Subsidiary to permit, representatives of any Lender at such Lender's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times (after reasonable notice to the Company's chief financial officer) and as often as may reasonably be desired, but only for the purpose of determining the condition of the assets of the Company or such Subsidiary, as the case may be, and the Company's compliance with the terms and conditions of this Agreement; provided that, so long as no Event of Default shall have occurred and be continuing, one or more persons designated by the Company's chief financial officer shall be entitled to attend any such visit or discussion.

         SECTION 5.07.  Minimum Consolidated Net Worth.  Consolidated Net
Worth will not at any time be less than the sum of (i) $609,400,000 and (ii) 50% of the consolidated net income (if positive) of the Company and its Consolidated

Subsidiaries for each Fiscal Quarter ending prior to such time, commencing with the Fiscal Quarter ending December 31, 1997.

         SECTION 5.08. Leverage Ratio. Consolidated Debt will at no time be greater than 60% of Consolidated Total Capital.

         SECTION 5.09. Fixed Charge Coverage. At the end of each Fiscal Quarter commencing with the Fiscal Quarter ending March 31, 1998, the ratio of (i) the sum of Consolidated EBITDA plus Consolidated Net Rent Expense less Consolidated Capital Expenditures to (ii) the sum of Consolidated Net Interest Expense plus Consolidated Net Rent Expense (excluding amounts attributable to Contingent CPI Rent (as defined in the North Haven Lease), as expensed) plus Preferred Dividends (excluding any one-time additional preferred dividend declared but not paid in connection with a call for redemption of the Company's Series A Convertible Preferred Stock) plus Other Scheduled Debt Payments, in each case for the period of four consecutive Fiscal Quarters then ended, will not be less than 1.5:1.

         SECTION 5.10. Negative Pledge. Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset (including, without limitation, the capital stock of any of its Subsidiaries) now owned or hereafter acquired by it, except:

                  (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement, provided that such Liens and the principal amounts secured thereby on the date of this Agreement are listed on Exhibit H hereto;

                  (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

                  (c) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

                  (d) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

                  (e) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset within 12 months after the acquisition thereof;

                  (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

                  (g) any Lien created for the direct or indirect benefit of the purchasers or lenders in connection with any Permitted Asset Securitization;

                  (h) Liens arising by operation of law in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any single obligation or series of related obligations in an amount exceeding $50,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                  (i) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $25,000,000; and

                  (j) Liens not otherwise permitted by the foregoing clauses of this Section securing an aggregate amount at any time outstanding not to exceed $15,000,000.

Nothing in clause (h) or (j) of this Section shall permit any Lien securing any obligation arising under the Other Existing Debt Documents. Whenever this Section permits a Lien to exist on any asset owned or leased by the Company or any Subsidiary, it shall be construed to permit the same Lien to exist with respect to any improvements to such asset.

         SECTION 5.11. Investments. Neither the Company nor any Subsidiary will make or acquire any Investment in any Person, other than:

                  (i) Permitted Temporary Cash Investments;

                  (ii) any Investment in a Person which is a Consolidated Subsidiary immediately after such Investment is made;

                  (iii) any Debt of a buyer received as all or part of the consideration for an Asset Sale permitted by Section 5.14;

          (iv) any investment in a trust or other entity created for purposes of any Permitted Asset Securitization; and

          (v) any other Investment if, immediately after such Investment is made, the aggregate original cost of all Investments made by the Company and its Subsidiaries after September 30, 1995 pursuant to this clause (v) does not exceed 10% of Consolidated Net Worth as of the end of the most recently ended Fiscal Quarter.

Prior to the Closing Date (as defined in the Circon Credit Agreement), purchases of shares of common stock of Circon shall constitute Investments for purposes of clause (v) above; thereafter such purchases shall be deemed to be permitted by clause (ii) above and shall not be included in Investments made pursuant to clause (v) above.

         SECTION 5.12. Dividends and Common Stock Payments. (a) The Company will not declare any Common Stock Dividend and neither the Company nor any Subsidiary will make any Common Stock Payment unless, after giving effect to such declaration or Common Stock Payment, no Default shall have occurred and be continuing and either:

          (i) the aggregate amount of all Common Stock Dividends declared and Common Stock Payments made in the then current Fiscal Quarter will not exceed $1,657,848, as such amount may be adjusted from time to time pursuant to subsection (c) of this Section, or

         (ii) the aggregate amount of all Common Stock Dividends declared and all Common Stock Payments made in the then current Fiscal Quarter and the three immediately preceding Fiscal Quarters will not exceed 20% of the Adjusted Consolidated Net Income of the Company and its Consolidated Subsidiaries for the immediately preceding four Fiscal Quarters;

provided that the Company may declare Common Stock Dividends and the Company and its Subsidiaries may make Common Stock Payments at any time when Investment Grade Status exists without regard to the limitation in this subsection (a); but, if Investment Grade Status subsequently ceases to exist, Common Stock Dividends declared and Common Stock Payments made when Investment Grade Status existed shall be taken into account in determining whether other Common Stock Dividends may be declared or other Common Stock Payments may be made under this Section.

          (b) The Company will not declare any Common Stock Dividend more than 50 days before such Common Stock Dividend is payable.

          (c) If the number of outstanding shares of the Company's common stock changes during any Fiscal Quarter ending after September 30, 1997 (by reason of a conversion of outstanding preferred stock, a new issuance of common stock or otherwise), the amount specified in subsection (a)(i) of this Section (as such amount may theretofore have been adjusted pursuant to this subsection (c)) shall be adjusted for purposes of all subsequent Fiscal Quarters by multiplying such amount by a fraction of which the numerator is the number of shares of the Company's common stock outstanding at the end of such Fiscal Quarter and the denominator is the number of shares of the Company's common stock outstanding at the beginning of such Fiscal Quarter (adjusted to eliminate the effect of any stock split, stock dividend or reverse stock split during such Fiscal Quarter).

         SECTION 5.13. Limitation on Subsidiary Debt. The aggregate principal amount of all Debt of all Consolidated Subsidiaries (excluding (i) Debt existing under the U.I.S. Financing Documents on the Closing Date in an aggregate principal amount not greater than FF 457,000,000 and (ii) Intercompany Debt owed to the Company or to a Substantially Wholly-Owned Consolidated Subsidiary) will at no time exceed $100,000,000 (or its equivalent in foreign currencies). For purposes of this Section any preferred stock of a Consolidated Subsidiary held by a Person other than the Company or a Substantially Wholly-Owned Consolidated Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in the "DEBT" of such Consolidated Subsidiary.

         SECTION 5.14. Asset Sales. (a) The Company will not, and will not permit any Subsidiary to, make any Asset Sale unless, after giving effect thereto, the aggregate consideration received or to be received for all Asset Sales during the then current Fiscal Year would not exceed $50,000,000; provided that, without regard to the limitation in this subsection (a), the Company or any Subsidiary may (x) make or become legally obligated to make Asset Sales at any time when Investment Grade Status exists and (y) make any Asset Sale that it has become legally obligated to make at a time when Investment Grade Status existed, even if Investment Grade Status subsequently ceases to exist; but, if Investment Grade Status subsequently ceases to exist, all Asset Sales made as permitted by the foregoing clauses (x) and (y) shall be taken into account in determining whether other Asset Sales are permitted by this Section.

          (b) Whether or not Investment Grade Status exists, (i) the Company and its Subsidiaries will not sell, lease, transfer or otherwise dispose of all or any substantial part of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than the Company and its Subsidiaries and (ii) the Company will not sell, lease, transfer or otherwise dispose of all or any substantial part of its assets to any other Person; provided that this subsection (b) shall not apply to (i) sales of inventory and used, surplus or worn-out equipment in the ordinary course of business or (ii) sales of accounts and notes receivable pursuant to Permitted Asset Securitizations.

          (c) Notwithstanding the restrictions in subsection (b) of this Section, the Company may sell or otherwise dispose of (whether in one or a series of transactions) any of its accounts and notes receivable; provided that
(i) the Required Lenders shall have consented in writing to the terms and conditions of such transactions (including, without limitation, any Liens to be created in connection therewith) and (ii) the cash purchase price paid by the purchasers of such accounts and notes receivable shall not exceed $75,000,000 in aggregate unrecovered amount at any time.

         SECTION 5.15. Consolidation and Mergers. The Company will not consolidate or merge with or into any other Person; provided that the Company may merge with another Person if (A) the Company is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

         SECTION 5.16. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any Investment in, Guarantee any Debt of, lease, sell, transfer or otherwise dispose of any assets (tangible or intangible) to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided that the foregoing provisions of this Section shall not prohibit:

          (a) the Company from declaring or paying any lawful dividend permitted by Section 5.12;

          (b) the Company or any Subsidiary from paying compensation or providing benefits to any of its officers or directors in the ordinary course of business;

          (c) the Company or any Subsidiary from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions comparable to the terms and conditions which would apply in a similar transaction with a Person not an Affiliate;

          (d) the Company or any Subsidiary from making payments of principal, interest and premium on any Debt of the Company or such Subsidiary held by an Affiliate if the terms of such Debt are substantially as favorable to the Company or such Subsidiary as the terms which could have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate; or

          (e) the Company or any Subsidiary from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Company or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates.

         SECTION 5.17. Prepayment of Other Debt. (a) The Company will not, and will not permit any Subsidiary to, directly or indirectly, redeem, retire, purchase, acquire or otherwise make any payment in respect of any Debt (other than (v) the Notes, (w) Debt of Circon outstanding prior to the Circon Merger in an aggregate principal amount not exceeding $75,000,000, (x) Debt outstanding under the Existing Revolving Credit Agreement from time to time, (y) Debt outstanding under the Circon Credit Agreement from time to time and (z) Intercompany Debt) of the Company or any Subsidiary more than 21 days before the stated due date thereof, unless such payment is made with the net cash proceeds of (i) Debt specifically incurred for such purpose and containing terms and conditions substantially similar to or more favorable to the Company and the Lenders than the Debt with respect to which such payment is made, (ii) common stock of the Company sold after September 30, 1997 or (iii) preferred stock of the Company sold after September 30, 1997 which is not subject to redemption, repurchase or other acquisition by the Company or any Subsidiary (except redemption or repurchase at the option of the Company) under any circumstances prior to February 5, 2001.

          (b) The Company will not, and will not permit any Subsidiary to, pay any amount under the North Haven Financing Documents more than 21 days before such payment is due; provided that the rent payable under the North Haven Lease on January 14, 2001 shall not be prepaid.

          (c) The Company will not, and will not permit any Subsidiary to, consent to or enter into any amendment, supplement, waiver or other modification of any agreement or instrument evidencing or governing any such Debt if the result of such modification would be, directly or indirectly, to permit a payment that would have been prohibited pursuant to this Section prior to such modification.

         SECTION 5.18. Other Existing Debt Documents. The Company will not, and will not permit any Subsidiary to, (i) consent or enter into any amendment, supplement, waiver or other modification of any of the Other Existing Debt Documents which would increase the amount of the payments to be made by the Company or any Subsidiary in connection therewith (except for reasonable and customary fees and expenses paid, currently or periodically, in connection with any such amendment, supplement, waiver or other modification) or would otherwise be materially adverse to the Company or any Subsidiary or to the Lenders or (ii) directly or indirectly Guarantee the obligations of any Person under the North Haven Financing Documents.

         SECTION 5.19. Use of Proceeds. The proceeds of the Loans will be used by the Company to finance the Acquisition and to pay fees and expenses incurred in connection therewith. None of such proceeds will be used in violation of any applicable law or regulation (including without limitation Regulation U).

                                    ARTICLE 6


                                    DEFAULTS

         SECTION 6.01. Events of Default. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

          (a) the Company shall fail to pay (i) any principal of any Loan when due or (ii) any interest, any fees or any other amount payable hereunder within two Domestic Business Days after the due date thereof;

          (b) the Company shall fail to observe or perform any covenant contained in Sections 5.17 to 5.19, inclusive, and such failure shall continue for two Domestic Business Days after the Required Lenders shall have determined that such failure, if not cured within two Domestic Business Days, should be an Event of Default under this clause
         (b) and the Administrative Agent shall have given the Company written notice of such determination;

          (c) the Company shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Company by the Administrative Agent at the request of any Lender;

          (d) any representation, warranty, certification or statement made by the Company or by a Responsible Officer in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made;

          (e) the Company or any Subsidiary shall fail to make any payment in respect of Material Financial Obligations when due or within any applicable grace period;

          (f) any event or condition shall occur which results in the acceleration of the maturity of Material Debt or enables the holders of Material Debt or any Person acting on such holders' behalf to accelerate the maturity thereof or permits the holders of Material Debt or any Person acting on such holders' behalf to terminate their commitments (if any) to renew, extend or refund such Material Debt or, in the case of the Existing Revolving Credit Agreement, to lend additional amounts to the Company (unless, in the case of the Existing Revolving Credit Agreement, the commitments thereunder are concurrently replaced by comparable commitments under one or more other credit facilities);

          (g) any event or condition shall occur which, with the giving of notice or lapse of time or both, would enable the holders of Material Debt or any Person acting on such holders' behalf to accelerate the maturity thereof or would permit the holders of Material Debt or any Person acting on such holders' behalf to terminate their commitments to renew, extend, refund or lend additional amounts of such Material Debt, and the Company shall fail to cure such event or condition for two Domestic Business Days after the Required Lenders shall have determined that such event or condition, if not cured within two Domestic Business Days, should be an Event of Default under this clause (g) and the Administrative Agent shall have given the Company written notice of such determination;

          (h) the Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (i) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

          (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Section 4041(c) of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000;

          (k) a judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 10 days; or

          (l) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 25% or more of the outstanding shares of common stock of the Company; or, during any period of twelve consecutive calendar months, individuals who were directors of the Company on the first day of such period (or were nominated or appointed by such directors in the ordinary course, and not in connection with an actual or threatened election contest relative to the election of directors of the Company), shall cease to constitute a majority of the board of directors of the Company; provided that such beneficial ownership or change in the Company's directors, as the case may be, shall continue for two Domestic Business Days after the Required Lenders shall have determined that it should be an Event of Default under this clause (l) and the Administrative Agent shall have given the Company written notice of such determination;

then, and in every such event, the Administrative Agent shall (i) if requested by Lenders having more than 60% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Lenders holding Notes evidencing more than 60% of the aggregate outstanding principal amount of the Loans, by notice to the Company declare the Notes (together with accrued interest thereon and all accrued fees and other amounts payable by the Company hereunder) to be, and the same shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that if any of the Events of Default specified in clause
(h) or (i) above occurs with respect to the Company, then without any notice to the Company or any other act by the Administrative Agent or the Lenders, the Notes (together with all accrued interest thereon and all accrued fees and other amounts payable by the Company hereunder) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

         SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Lender, and shall thereupon notify all the Lenders thereof. The Administrative Agent shall give notice to the Company under clause (b), (g) or
(l) of Section 6.01 promptly upon being requested to do so by the Required Lenders and shall thereupon notify all the Lenders thereof.



                                    ARTICLE 7


                            THE AGENTS AND ARRANGERS

         SECTION 7.01. Appointment and Authorization. Each Lender irrevocably appoints and authorizes each Operating Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to such Operating Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02. Agents and Affiliates. Each of Morgan and BNY shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not an Operating Agent hereunder. Each of BofA, Morgan and BNY (and their respective affiliates) may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not an Agent hereunder.

         SECTION 7.03. Action by Agents. None of the Agents shall have any duties or responsibilities hereunder, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into or inferred from this Agreement or otherwise exist against any of the Agents. Without limiting the generality of the foregoing, none of the Agents shall (i) be required to take any action with respect to any Default, except in the case of the Administrative Agent as expressly provided in Article 6, or (ii) except for notices, reports and other documents expressly required to be furnished to the Lenders by an Operating Agent hereunder, have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries which may come into the possession of such Agent or any of its affiliates.

         SECTION 7.04. Consultation with Experts; Attorneys in Fact. Either of the Operating Agents may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and neither of the Operating Agents shall be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. Either of the Operating Agents may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither of the Operating Agents shall be responsible to the Lenders for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         SECTION 7.05. Liability of Agents. None of the Agents, their respective affiliates and their respective directors, officers, agents or employees shall be liable for any action taken or not taken in connection herewith (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. None of the Agents, their respective affiliates and their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Company or the properties, books or records of the Company or its Subsidiaries; (iii) the satisfaction of any condition specified in
Article 3, except, in the case of the Documentation Agent, receipt of items required to be delivered to it; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes, or any other instrument or writing furnished in connection herewith. None of the Agents shall incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.06. Indemnification. Each Lender shall, ratably in accordance with its Credit Exposure, indemnify each of the Agents, their respective affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Company and without limiting any obligation of the Company to do so) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability that such indemnitee may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitee hereunder (but, in the case of each Agent, only actions taken or omitted in its capacity as such Agent hereunder); provided that the Lenders shall not be obligated to indemnify any Agent or affiliate (or their respective directors, officers, agents and employees) under this Section for (i) such Agent's or affiliate's own gross negligence or willful misconduct or (ii) such Agent's breach of its contractual obligations to the Lenders (or any of them) under this Agreement.

         SECTION 7.07. Credit Decision. Each Lender acknowledges that none of the Agents, the Arrangers or their respective affiliates has made any representations or warranties to such Lender and that no act by any Agent or Arranger hereafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by such Agent or Arranger to such Lender. Each Lender acknowledges that it has, independently and without reliance upon any of the Agents, any of the Arrangers or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any of the Agents, any of the Arrangers or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08. Successor Operating Agents. Either of the Operating Agents may resign at any time by giving notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor to such Operating Agent. If no successor Agent shall have been so appointed and shall have accepted such appointment, within 30 days after the retiring Operating Agent gives notice of resignation, then the retiring Operating Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as an Operating Agent hereunder by a successor Operating Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Operating Agent, and the retiring Operating Agent shall be discharged from its duties and obligations hereunder. After any retiring Operating Agent's resignation hereunder as an Operating Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Operating Agent hereunder.

         SECTION 7.09. Fees Payable. The Company shall pay to the Administrative Agent and to the Arrangers for their own account fees and expenses in the amounts and at the times previously agreed upon between the Company and such Agent or the Arrangers, as the case may be.

         SECTION 7.10. Syndication Agent and Arrangers. Neither the Syndication Agent nor any of the Arrangers shall have any responsibility, obligation or liability under this Agreement.



                                    ARTICLE 8


                             CHANGE IN CIRCUMSTANCES

         SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan:

          (a) the Administrative Agent is advised by the Reference Banks that deposits in Dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

          (b) Lenders having 50% or more of the aggregate principal amount of the affected Loans advise the Administrative Agent that the Adjusted London Interbank Offered Rate as determined by the

         Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans for such Interest Period,

the Administrative Agent shall forthwith give notice thereof to the Company and the Lenders, whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make Euro-Dollar Loans or to continue or convert outstanding Loans as or into Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto.

         SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Company, whereupon until such Lender notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each Euro-Dollar Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

         SECTION 8.03. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Loans and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

          (b) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

          (c) Each Lender will promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         SECTION 8.04. Taxes. (a) For purposes of this Section 8.04, the following terms have the following meanings:

         "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Company pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Lender and each Agent, taxes imposed on its net income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Lender or Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Lender, in which its Applicable Lending Office is located and (ii) in the case of each Lender, any United States withholding tax imposed on any such payments that, for United States federal income tax purposes, are from United States sources, but only to the extent that such Lender would have been subject to United States withholding tax on such payments under the applicable laws and treaties in effect when such Lender first becomes a party to this Agreement.

         "OTHER TAXES" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

          (b) Any and all payments by the Company to or for the account of any Lender or Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Company shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04), such Lender or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Company shall furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

          (c) The Company agrees to indemnify each Lender and Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Lender or Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. In addition, the Company agrees to indemnify each Lender and Agent for all income taxes otherwise expressly excluded from the definition of "TAXES" (calculated at the maximum marginal rate applicable to corporations) to the extent such taxes result from Taxes or Other Taxes that are payable pursuant to this Section 8.04. Indemnification payments pursuant to this Section 8.04(c) shall be made within 15 days after such Lender or Agent makes written demand therefor.

          (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Company (but only so long as such Lender remains lawfully able to do so), shall provide the Company with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Lender from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Lender or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

          (e) For any period with respect to which a Lender required to do so has failed to provide the Company with the appropriate form as required by
Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 8.04(b) or 8.04(c) with respect to Taxes imposed by the United States on payments made by the Company; provided that if a Lender that is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (f) If the Company is required to pay additional amounts to or for the account of any Lender pursuant to this Section, then such Lender will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Lender, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Lender.

          (g) If any Lender or Agent (i) receives a refund of any indemnified Tax or Other Tax from the jurisdiction imposing such tax, or (ii) claims any credit or other credit or other tax benefit with respect to any such Tax which refund, credit or other tax benefit in the sole judgment of such Lender or Agent is directly attributable to any such indemnified Tax or Other Tax, such Lender or Agent shall pay over to the Company the amount of such refund, credit or other tax benefit (together with any interest received thereon), net of all out-of-pocket or other expenses (including any taxes on a refund or on interest received or credited) which such Lender or Agent certifies that it has reasonably determined to have been incurred in connection with obtaining such refund, credit or other tax benefit provided that (i) such Lender or Agent shall have no obligation to cooperate with respect to any contest (or continue to cooperate with respect to any contest), or seek or claim any refund, credit or other tax benefit if such Lender or Agent determines that its interest would be materially adversely affected by so cooperating (or continuing to cooperate) or by seeking or claiming any such refund, credit or other tax benefit and (ii) the Company shall have no right to examine the tax returns or other records of such Lender or Agent or to obtain any information with respect thereto by reason of the provisions of this Section or any judgment or determination made by such Lender or Agent pursuant to this Section.

         SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Lender to make, or continue or convert outstanding Loans as or into, Euro-Dollar Loans has been suspended pursuant to
Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03 or
8.04 with respect to its Euro-Dollar Loans and the Company shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist:

          (a) all Loans which would otherwise be made by such Lender as (or continued as or converted into) Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders); and

          (b) after each of its Euro-Dollar Loans has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

If such Lender notifies the Company that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Lenders.

         SECTION 8.06. Substitution of Lender. If (i) the obligation of any Lender to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or
(ii) any Lender has demanded compensation under Section 8.03 or 8.04, the Company shall have the right, with the assistance of the Administrative Agent, to seek a mutually satisfactory substitute Lender or Lenders (which may be one or more of the Lenders) to purchase the Loans and assume the Commitment (if still in effect) of such Lender.

                                    ARTICLE 9


                                  MISCELLANEOUS

         SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Company, the Administrative Agent or the Documentation Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Lender, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, at such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective
(i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

         SECTION 9.02. No Waivers. No failure or delay by the Administrative Agent or the Documentation Agent or any Lender in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03. Expenses; Indemnification. (a) The Company shall pay (i) the fees and disbursements of special counsel for the Operating Agents incurred on or prior to the Effective Date in connection with the preparation of this Agreement, (ii) all out-of-pocket expenses incurred by the Operating Agents after the Effective Date, including fees and disbursements of their special counsel, in connection with the closing hereunder, post-closing distribution of documents and any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (iii) if an Event of Default occurs, all out-of-pocket expenses incurred by either Operating Agent (including fees and disbursements of their respective special counsel) in connection with such Event of Default and by each Operating Agent and each Lender, including (without duplication) the fees and disbursements of counsel (including allocated costs of internal counsel), in connection with collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

          (b) The Company agrees to indemnify each Agent, each Arranger and each Lender, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the Acquisition, this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 9.04. Sharing of Set-offs. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to any Note held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest then due with respect to any Note held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company other than its indebtedness hereunder. The Company agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Company in the amount of such participation.

         SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Lenders (and, if the rights or duties of any Agent are affected thereby, by such Agent); provided that:

                  (a) no such amendment or waiver shall, unless signed by all the Lenders, (i) increase or decrease the Commitment of any Lender (except for a ratable decrease in the Commitments of all Lenders) or subject any Lender to any additional obligation, (ii) forgive all or any portion of the principal of or interest on, or reduce the rate of interest on, any Loan or any facility fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any facility fees hereunder or for the termination of the Commitments, (iv) change any provision of this Section 9.05, (v) change any provision of Section 5.19, (vi) change the percentage of the Commitments or of any other amount or the number of Lenders which shall be required for the Lenders, or any of them, to take any action under this Section or any other provision of this Agreement or (vii) permit the Company to assign or otherwise transfer any of its rights hereunder;

                  (b) Exhibit F hereto may be amended as provided in Section 4.09; and

                  (c) subclause (a)(ii) of this Section shall not apply to any amendment pursuant to Section 1.02 for the purpose of eliminating the effect of any change in GAAP.

         SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

          (b) Any Lender may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment or any or all of its Loans; provided that no Lender may grant any such participating interest to a business competitor of the Company. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall notify the Company and the Administrative Agent thereof, but such Lender shall remain responsible for the performance of its obligations hereunder, and the Company and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Company hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in subclause (i), (ii) or (iii) of clause (a) of Section 9.05 without the consent of the Participant. The Company agrees that each Participant shall, to the extent provided in its participation agreement, but subject to Section 9.06(e), be entitled to the benefits of Article 8 with respect to its participating interest. If a Participant is not incorporated under the laws of the United States or a state thereof, the Lender that granted a participating interest to such Participant shall request that such Participant deliver to the Company and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04; provided that the provisions of Section 8.04(e) shall apply to such Participant as if it were a Lender hereunder. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Lender may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part (equivalent to an initial Commitment of not less than $10,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Company and the Administrative Agent, which shall not be unreasonably withheld or delayed; provided that (i) no such consent shall be required if (A) the Assignor is an Initial Lender hereunder and such assignment is made on or prior to the date on which the Arrangers shall have advised the Company that the syndication contemplated by the letters dated November 21, 1997 signed by the Company, the Arrangers and the Initial Lenders has been completed or (B) an Assignee is an affiliate of such transferor Lender or was a Lender immediately prior to such assignment and (ii) no Lender shall make any assignment to a business competitor of the Company. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Credit Exposure as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Company shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment (except assignments by the Initial Lenders prior to completion of the syndication described above), the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States or a state thereof, it shall deliver to the Company and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

          (d) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

          (e) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 8.03 or
8.04 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         SECTION 9.07. Confidentiality. Each Lender agrees to use its reasonable efforts (consistent with its established procedures, if reasonable) to (i) keep confidential all non-public information received by it from the Company which has been identified (or may from time to time be identified) as "CONFIDENTIAL" by the Company in writing (herein called "CONFIDENTIAL INFORMATION") and (ii) not disclose, or cause to be disclosed, such Confidential Information to third parties or use such Confidential Information competitively against the Company or in violation of federal securities laws; provided that the provisions of this Section shall not apply to any Confidential Information that becomes generally available to the public other than as a result of a disclosure or other action or omission by any of the Lenders or any of their respective affiliates. Any Lender may disclose Confidential Information to any prospective permitted transferee of any of its interests hereunder if such permitted transferee shall, prior to such disclosure, agree in writing for the benefit of the Company to hold such Confidential

Information confidential subject to the terms of this Section. Each Lender may disclose Confidential Information as required by any applicable law, governmental rule or governmental regulation or by court order or by any governmental authority or as such Lender may reasonably deem necessary or desirable in its dealings with any governmental authority. Each Lender may disclose Confidential Information (x) to its Parent, its affiliates, its legal counsel or its independent auditors who agree to hold such Confidential Information confidential subject to the terms set forth in this Section (and each Lender agrees to use its reasonable efforts (consistent with its established procedures, if reasonable) to ensure that each Person to whom it makes disclosure pursuant to this sentence shall keep such Confidential Information confidential on such terms) or (y) in the course of any litigation relating to this Agreement if such Lender is a party to such litigation. Each Lender may also disclose Confidential Information to its directors, trustees, employees, agents, attorneys and accountants who would ordinarily have access to such data and information in the normal course of the performance of their duties. Notwithstanding anything in the foregoing to the contrary, no Lender shall be liable to the Company or any other Person for damages arising from the disclosure of Confidential Information despite compliance by such Lender with this Section.

         SECTION 9.08. No Reliance on Margin Stock. Each of the Lenders represents to the Agents and each of the other Lenders that it in good faith is not relying upon any "MARGIN STOCK" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 9.09. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such State. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement, the Notes or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 9.10. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof; provided that, in the case of the letters dated November 21, 1997 signed by the Company, the Arrangers and the Initial Lenders, the term sheet referred to therein is superseded in its entirety and the provisions of such letters are superseded to the extent that they relate to the terms and conditions of this Agreement and the conditions on which the Agents and Initial Lenders were willing to become parties hereto and act hereunder. This Agreement shall become effective upon receipt by the Documentation Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Documentation Agent in a form satisfactory to it of telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party); provided that the proviso to the definition of Consolidated Net Worth in Section 1.01 shall not become effective unless there is then in effect an amendment to the definition of Consolidated Net Worth in the North Haven Financing Documents and the Documentation Agent shall have received evidence satisfactory to it that such amendment has become effective or will become effective concurrently with the effectiveness of such proviso providing that only a specified percentage (the "Specified Percentage") of the increase in Intangible Assets (as defined therein) resulting from the Acquisition shall be deducted as an Intangible Asset (as defined therein) in determining Consolidated Net Worth (as defined therein), and if such Specified Percentage is greater than 50%, then the percentage set forth in such proviso shall be changed to such Specified Percentage.

         SECTION 9.11. WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 9.12. COMMERCIAL TRANSACTION; WAIVER OF RIGHTS. THE COMPANY ACKNOWLEDGES THAT THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY CONSTITUTE COMMERCIAL TRANSACTIONS WITHIN THE MEANING OF SECTION 52-278A OF THE CONNECTICUT GENERAL STATUTES. THE COMPANY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO PRIOR NOTICE AND A PRIOR HEARING IN CONNECTION WITH ANY PREJUDGMENT REMEDY AVAILABLE TO THE LENDERS OR THE AGENTS UNDER SECTIONS 52-278A TO 52-278G, INCLUSIVE, OF THE CONNECTICUT GENERAL STATUTES AND ANY AND ALL CONSTITUTIONAL RIGHTS WITH RESPECT TO SUCH PRIOR NOTICE AND HEARING. THE FOREGOING WAIVER

DOES NOT AFFECT THE COMPANY'S RIGHTS TO A SUBSEQUENT NOTICE AND HEARING.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    UNITED STATES SURGICAL CORPORATION



                                    By:
                                          --------------------------------------
                                          Title:
                                          150 Glover Avenue
                                          Norwalk, Connecticut 06856
                                          Attn: Treasurer
                                          Facsimile number:  (203) 845-0315


                                    BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as Lender and as
                                        Syndication Agent



                                    By:
                                          --------------------------------------
                                          Title:


                                    THE BANK OF NEW YORK



                                    By:
                                          --------------------------------------
                                          Title:


                                    MORGAN GUARANTY TRUST COMPANY
                                         NEW YORK



                                    By:
                                          --------------------------------------
                                          Title:

                                    NATIONSBANK, N.A.



                                    By:
                                          --------------------------------------
                                          Title:


                                    THE BANK OF NEW YORK,
                                          as Administrative Agent



                                    By:
                                          --------------------------------------
                                          Title:
                                          Address:  1 Wall Street, 22nd Floor
                                                    New York, NY 10286
                                          Attention:
                                          Facsimile number:


                                    MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK,
                                        as Documentation Agent



                                    By:
                                          --------------------------------------
                                          Title:
                                          Address:   60 Wall Street
                                                     New York, New York 10260
                                          Attention:
                                          Facsimile number:

                               COMMITMENT SCHEDULE




BANK                                                                 COMMITMENT
----                                                                 ----------
Bank of America National Trust and Savings Association              $112,500,000
The Bank of New York                                                 112,500,000
Morgan Guaranty Trust Company of New York                            112,500,000
NationsBank, N.A.                                                    112,500,000
                                                                    ------------
Total                                                               $450,000,000

                                PRICING SCHEDULE


         Subject to the last sentence of this Pricing Schedule, the "EURO-DOLLAR MARGIN" and "FACILITY FEE RATE", for any day, are the respective rates per annum set forth below in the applicable row under the column corresponding to the Pricing Level that applies on such day:


---------------------------------------------------------------------------------------------------
                    LEVEL I      LEVEL II      LEVEL III       LEVEL IV      LEVEL V       LEVEL VI
---------------------------------------------------------------------------------------------------
Euro-Dollar
Margin               .225%         .325%         .425%          .525%         .600%          .650%
---------------------------------------------------------------------------------------------------
Facility Fee         .150%         .175%         .200%          .225%         .275%          .350%
Rate
---------------------------------------------------------------------------------------------------

         Subject to the last sentence of this Pricing Schedule, the following terms have the following meanings:

         "LEVEL I PRICING" applies on any day during any Pricing Period if the Pricing Ratio for such Pricing Period is less than or equal to 1.5 to 1.

         "LEVEL II PRICING" applies on any day during any Pricing Period if the Pricing Ratio for such Pricing Period is greater than 1.5 to 1 but less than or equal to 2.0 to 1.

         "LEVEL III PRICING" applies on any day during any Pricing Period if the Pricing Ratio for such Pricing Period is greater than 2.0 to 1 but less than or equal to 2.5 to 1.

         "LEVEL IV PRICING" applies on any day during any Pricing Period if the Pricing Ratio for such Pricing Period is greater than 2.5 to 1 but less than or equal to 3.0 to 1.

         "LEVEL V PRICING" applies on any day during any Pricing Period if the Pricing Ratio for such Pricing Period is greater than 3.0 to 1 but less than or equal to 3.5 to 1.

         "LEVEL VI PRICING" applies on any day if no other Pricing Level applies on such day.

         "PRICING LEVEL" refers to the determination of which of Level I Pricing, Level II Pricing, Level III Pricing, Level IV Pricing, Level V Pricing or Level VI Pricing applies on any day.

         "PRICING PERIOD" means a period from and including the 46th day after the end of any Fiscal Quarter to and including the 45th day after the end of the next succeeding Fiscal Quarter.

         "PRICING RATIO" for any Pricing Period means the ratio of (i) Consolidated Debt at the end of the Prior Fiscal Quarter to (ii) Consolidated EBITDA for the period of four consecutive Fiscal Quarters then ended.

         "PRIOR FISCAL QUARTER" for any Pricing Period means the Fiscal Quarter that ended 46 days before such Pricing Period begins.

         Notwithstanding the foregoing, Pricing Level V shall apply for the Effective Date and for each day thereafter until the beginning of the first Pricing Period for which the Prior Fiscal Quarter ends after the Closing Date.

                                                                       EXHIBIT A



                                      NOTE



                                                  New York, New York



                                                  ___________ __, 199_



         For value received, United States Surgical Corporation, a Delaware corporation (the "COMPANY"), promises to pay to the order of ______________________ (the "LENDER"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Lender to the Company pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Company promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the principal office of The Bank of New York in New York City.

         All Loans made by the Lender, the respective types thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Credit Agreement.

         This note is one of the Notes referred to in the Credit Agreement dated as of January __, 1998 among United States Surgical Corporation, the Lenders party thereto, Bank of America National Trust and Savings Association, as Syndication Agent, The Bank of New York, as Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent (as the same may be amended from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.


                           UNITED STATES SURGICAL CORPORATION


                           By ______________________________________
                              Name:
                              Title:

                         LOANS AND PAYMENTS OF PRINCIPAL




                            Amount               Type               Amount of
                              of                  of                Principal            Notation
        Date                 Loan                Loan                Repaid               Made By

--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B



                                   OPINION OF
                             COUNSEL FOR THE COMPANY


                                                          ________________, 199_


To the Lenders and the Agents
   Referred to Below
c/o Morgan Guaranty Trust Company
   of New York, as Documentation Agent
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

         I have acted as counsel for United States Surgical Corporation (the "COMPANY") in connection with the Credit Agreement (the "CREDIT AGREEMENT") dated as of January 30, 1998 among the Company, the Lenders party thereto, Bank of America National Trust and Savings Association, as Syndication Agent, The Bank of New York, as Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of my client pursuant to Section 3.01(h) of the Credit Agreement.

         I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, I am of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         2. The execution and delivery by the Company of the Transaction Documents, this Agreement and the Notes and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with (excepting such filings as may be required for reporting purposes under the federal securities laws), any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company. The execution, delivery and performance by the Company of the Transaction Documents, the Credit Agreement and the Notes do not contravene or constitute a default under any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

         3. The Credit Agreement constitutes a valid and binding agreement of the Company and each Note constitutes a valid and binding obligation of the Company, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

         4. Except as disclosed in the Company's 1996 Form 10-K or the Company's Latest Form 10-Q, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to result in an adverse decision that would have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of the Credit Agreement or the Notes.

         5. Each of the Company's active corporate Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                                    Very truly yours,

                                                                       EXHIBIT C


                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                            FOR THE OPERATING AGENTS


                                                          ________________, 199_


To the Lenders and the Agents
   Referred to Below
c/o Morgan Guaranty Trust Company
   of New York, as Documentation Agent
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

         We have participated in the preparation of the Credit Agreement (the "CREDIT AGREEMENT") dated as of January 30, 1998 among United States Surgical Corporation, a Delaware corporation (the "COMPANY"), the Lenders party thereto, Bank of America National Trust and Savings Association, as Syndication Agent, The Bank of New York, as Administrative Agent and Morgan Guaranty Trust Company of New York, as Documentation Agent, and have acted as special counsel for the Operating Agents for the purpose of rendering this opinion pursuant to Section 3.01(i) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that the Credit Agreement and each Note constitutes a valid and binding obligation of the Company, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Lender is located which limits the rate of interest that such Lender may charge or collect.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                            Very truly yours,

                                                                       EXHIBIT D



                       ASSIGNMENT AND ASSUMPTION AGREEMENT



         AGREEMENT dated as of _________, 19__ among [NAME OF ASSIGNOR] (the "ASSIGNOR"), [NAME OF ASSIGNEE] (the "ASSIGNEE"), UNITED STATES SURGICAL CORPORATION (the "COMPANY") and THE BANK OF NEW YORK, as Administrative Agent (the "ADMINISTRATIVE AGENT").

         WHEREAS, this Assignment and Assumption Agreement (the "AGREEMENT") relates to the Credit Agreement dated as of January 30, 1998 among the Company, the Assignor and the other Lenders party thereto, Bank of America National Trust and Savings Association, as Syndication Agent, the Administrative Agent and Morgan Guaranty Trust Company of New York, as Documentation Agent (as amended from time to time, the "CREDIT AGREEMENT");

         [WHEREAS, as provided under the Credit Agreement, the Assignor has an unused Commitment to make Loans to the Company in an aggregate principal amount not to exceed $__________;]

         [WHEREAS, Loans made to the Company by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;] and

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Credit Exposure thereunder in an amount equal to $__________ (the "ASSIGNED AMOUNT") and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. Definitions. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

         SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, [the Company and the Administrative Agent] and the payment of the amounts specified in Section 3 required to be paid on the date hereof, (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Credit Agreement with a Credit Exposure in an amount equal to the Assigned Amount, and (ii) the Credit Exposure of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor shall be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

         SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2, the Assignee shall pay to the Assignor on the date hereof in immediately available funds the amount heretofore agreed between them.* It is understood that facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof in respect of the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         [SECTION 4. Consent of the Company and the Administrative Agent. This Agreement is conditioned upon the consent of the Company and the Administrative Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Company and the Administrative Agent is evidence of this consent. Pursuant to Section 9.06(c), the Company agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

         SECTION 5. Non-reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Company, or the validity and enforceability of the obligations of the Company under the Credit Agreement or any Note. The Assignee acknowledges that it has,

------------------
         * Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee.

independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Company.

         SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                            [NAME OF ASSIGNOR]


                                            By________________________________
                                                Name:
                                                Title:


                                            [NAME OF ASSIGNEE]


                                            By________________________________
                                                Name:
                                                Title:


                                            [UNITED STATES SURGICAL
                                            CORPORATION


                                            By________________________________
                                                Name:
                                                Title:

                                            THE BANK OF NEW YORK,
                                                    as Administrative Agent


                                            By________________________________
                                                Name:
                                                Title:]

                                                                       EXHIBIT E


                          CALCULATION OF FUNDING LOSSES

         The following formula shall be used to calculate compensation for a funding loss (a "FUNDING LOSS") due to a Lender under Section 2.12 in the event of a prepayment or conversion or a failure to borrow or to prepay a Euro-Dollar Loan of such Lender:


                              (CR - RR) x PA x DR
               FL     =        --------------------  +  AF
                                         360

               FL     =        Funding Loss
               CR     =        Contract Rate
               RR     =        Reinvestment Rate
               PA     =        Principal Amount
               DR     =        Days Remaining
               AF     =        Administrative Fee


         "ADMINISTRATIVE FEE" means the administrative fee usually charged by such Lender, not to exceed $250.

         "CONTRACT RATE" means, with respect to any such Euro-Dollar Loan, the London Interbank Offered Rate applicable thereto expressed as a decimal.

         "DAYS REMAINING" means, with respect to any such Euro-Dollar Loan, (i) if prepaid or converted, the number of days in the period from and including the date of such prepayment or conversion to but excluding the last day of the applicable Interest Period and (ii) if not borrowed, not continued, not converted or not prepaid (as applicable), the number of days in the applicable Interest Period.

         "PRINCIPAL AMOUNT" means, with respect to any such Euro-Dollar Loan, the principal amount thereof being prepaid or converted or not borrowed, not continued, not converted or not prepaid, as applicable.

         "REINVESTMENT RATE" means, with respect to any such Euro-Dollar Loan, a rate per annum (expressed as a decimal) reasonably determined by such Lender to be the rate at which an amount approximately equal to the Principal Amount thereof could be reinvested in the relevant interbank market on the date prepaid or converted or not borrowed, not continued, not converted or not prepaid, as applicable, for a period of time comparable to the applicable Days Remaining.

                                                                       EXHIBIT F

                               ACTIVE SUBSIDIARIES


ARR, Inc. (Delaware)
ASE Continuing Education Center S.A. (France)
ASE Partners S.A. (France)
Auto Suture Austria GmbH (Austria)
Auto Suture Belgium B.V. (Holland)
Auto Suture Company, Australia (Conn.)
Auto Suture Company, Canada (Conn.)
Auto Suture Company, Netherlands (Conn.)
Auto Suture Company, U.K. (Conn.)
Auto Suture Deutschland GmbH (Germany)
Auto Suture Do Brasil Ltda. (Brazil)
Auto Suture Eastern Europe, Inc. (Delaware)
Auto Suture Espana, S.A. (Spain)
Auto Suture Europe Holdings, Inc. (Conn.)
Auto Suture Europe S.A. (France)
Auto Suture European Services Center, S.A. (France)
Auto Suture France S.A. (France)
Auto Suture FSC Ltd. (U.S. Virgin Islands)
Auto Suture International, Inc. (Conn.)
Auto Suture Italia, S.p.A. (Italy)
Auto Suture Japan, Inc. (Japan)
Auto Suture Norden Co. (Conn.)
Auto Suture Poland, Limited Liability Company (Poland)
Auto Suture Puerto Rico, Inc. (Conn.)
Auto Suture Russia, Inc. (Delaware)
Auto Suture (Schweiz) AG (Switzerland)
Auto Suture Surgical Instruments (Russia)
EndoTherapeutics (Calif.)
United States Surgical Corporation (Ireland) Limited (Ireland)
USSC AG (Switzerland)
USSC (Deutschland) GmbH (Germany)
USSC Financial Services, Inc. (Conn.)
USSC Japan Kabushiki Kaisha (Japan)
USSC Medical GmbH (Germany)
U.S.S.C. Puerto Rico, Inc. (NY)
Columbus Farming Corporation (Delaware)
Hirsch Industries, Inc. (Virginia)
Medolas Gesellschaft fur Medizintechnik mbH (Germany)

USSC AG Switzerland
USSC (Deutschland) GmbH (Germany)
USSC Financial Services, Inc. (Connecticut)
USSC Medical GmbH (Germany)
USSC Puerto Rico, Inc. (New York)
Surgical Dynamics Europe, S.A.S (France)
Surgical Dynamics, Inc. (Delaware)
Surgical Dynamics Japan K.K. (Japan)

                                                                       EXHIBIT G


                              DISCLOSURE DOCUMENTS


1.       Company's 1996 Form 10-K

2.       Company's Form 10-Q for quarter ended September 30, 1997

3.       Transaction Documents (with schedules and exhibits)

4.       Information Memorandum

                                                                       EXHIBIT H



                          EXISTING LIENS SECURING DEBT



1. A lien on improved real property in Elancourt, France, securing payment of an aggregate principal amount, at January 30, 1998, of FF 457,000,000, owing under the U.I.S. Financing Documents.

2. North Haven Notes in the aggregate principal amount of $230,000,000, at January 30, 1998 are secured by a Lien on the facility (including improvements thereto) leased by the Company under the North Haven Lease.

3. A lien on the Company's Japanese patents securing a note of Auto Suture Japan Inc. in favor of Century Medical Inc. in the principal amount of
         (YEN) 500,000,000 (approximately $5,000,000), issued as part of the consideration for the acquisition by the Company of the assets of its Japanese distributor.

4. Other Liens which may exist on miscellaneous property of the Company and its Subsidiaries securing obligations which, in the aggregate, do not exceed $5,000,000.